UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
AMERICAN HOMES 4 RENT
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Proxy Statement
2024

Notice of Annual Meeting of Shareholders to be held May 10, 2024

A Message from Our Chairperson
Fellow shareholders:
It’s an honor to serve as AMH’s Chairperson of the Board, following in the footsteps of two great real estate industry leaders, B. Wayne Hughes and Ken Woolley. As a Board member since the company’s IPO, I’ve had the privilege of witnessing the impact we’ve made across the country since our first acquisition at 224 Friendly Court in Henderson, Nevada.
We’ve always been known for THINKING BIG. In 2011, the AMH team set out to do something that was thought to be impossible: establish a national company to transform the largest real estate class in America. Since then, we’ve delivered the joys of single-family living to hundreds of thousands of residents. After acquiring our initial portfolio, we moved quickly to establish a scalable base of operations to efficiently serve our residents. In 2017, as the country’s housing shortage worsened, AMH had the foresight to establish its own development program, building new homes so that hard-working households could live in the areas they love and in the communities they serve.
We owe much of this success to AMH co-founder and Chief Executive Officer David P. Singelyn, whose visionary leadership has positioned the company at the forefront of the single-family rental industry. One of the great achievements Dave has advanced for the business is shaping a formidable team of executives to carry forth his legacy when he retires on December 31, 2024. Among them is Bryan Smith, presently Chief Operating Officer, who will succeed Dave in the role of CEO on January 1, 2025, and Chris Lau, who was recently elevated to the role of Chief Financial Officer and Senior Executive Vice President. On behalf of the Board of Trustees, I want to express my gratitude and best wishes to Dave and congratulate Bryan and Chris on their well-deserved appointments.
Dave was instrumental in establishing the framework of values that will continue to guide the company as it shapes the housing landscape of tomorrow:
Caring about people. We believe that people who want to live in a home desire options, including flexibility, quality, and great locations. Against the backdrop of our country’s massively under-met housing needs, AMH has delivered tangible solutions to the market, consistent value to our residents, and strong returns to our shareholders and partners. Behind those efforts is a more than 1,700-person team, who we support through growth opportunities and training. We’re proud to see the impact of these initiatives reflected in our high employee satisfaction results, happy residents, and numerous awards and recognitions you can read about later in this proxy statement.
Making things simple. We work to deliver peace of mind to our residents, our teams, and our shareholders. Through programs like Resident 360, which streamline and align the collaborative efforts of our leasing, property management, marketing, and maintenance functions, we remain focused on delivering a simple experience to our customers. By executing at the highest level and growing responsibly, we continue to demonstrate the resiliency of our business model. This benefits the team members and investors who rely on our success and stability through different economic cycles.
Holding ourselves accountable. Our diversified portfolio, strong cybersecurity protocols, sustainable construction practices, and responsible governance framework are hallmark strengths that have earned AMH a reputation for integrity. Underpinning this is our robust balance sheet. We uphold our responsibility to our stakeholders by taming expense growth, generating healthy proceeds from dispositions, and carefully screening acquisitions. This responsible growth mindset means AMH will always be in a position to seize future opportunities with agility.
Your Board of Trustees and the entire management team are very excited about the future of AMH. Investors like you are an important part of the story, so we ask for your voting support on the proposals detailed in this proxy statement. We encourage you to review each proposal closely before voting.
This year, we are once again hosting our Annual Meeting of Shareholders virtually. On behalf of the Board of Trustees, I am pleased to invite you to join us on Friday, May 10, 2024, at 9:00 a.m., Pacific Time, virtually or by proxy. You will be able to participate, vote your shares electronically and submit your questions during the meeting by visiting: www.virtualsharemeeting.com/AMH2024. Your vote is important, and we urge you to cast it as soon as possible. You may vote your shares online, by telephone or via mail following the instructions on the proxy card or voting instruction form by signing, dating, and returning the enclosed proxy card. If you attend the virtual Annual Meeting, you may revoke your proxy at the meeting and vote your shares virtually.
Sincerely,
Matthew J. Hart
Chairperson of the Board
March 29, 2024

A Message from Our Chief Executive Officer
Dear AMH shareholders:
As I transition out of my role as Chief Executive Officer of AMH later this year, I want to personally thank you for your support and confidence in our ongoing vision to simplify the way America lives. After 12 years of service, and as one of its founders, I feel tremendously proud of what we have achieved together.
From the beginning, we’ve believed that everyone deserves access to a quality home. But after a decade of underbuilding, the U.S. is short millions of housing units, meaning many households today can't find or afford a place to live. That’s why we’ve invested in building new homes and successful neighborhoods across the U.S., creating more opportunity for more people. Since launching our internally managed development program, we’re proud to have delivered approximately 10,000 AMH-built homes, adding much-needed supply to the national housing stock.
As a housing provider, we also know that our impact on people’s lives extends beyond the homes we build and manage. At a time when the rising cost of ownership remains out of reach for many, some rely on the attainable housing option we offer to access single-family living. Others want to enjoy a mortgage-free lifestyle to remain flexible in the event of new jobs or growing families. Time and again, our nearly 200,000 residents turn to us for better ways to lead more fulfilling lives, so we take our responsibility to deliver solutions to them seriously.
This steadfast commitment to empowering our communities is what inspires our daily mission. It’s reflected in our values. It’s enshrined in our DNA. And it drives all our engagements with the people and planet around us. Whether we’re designing homes that are more energy-efficient, training a new generation of innovators, or protecting the peace of mind of our residents, we’ve always worked to generate positive change and add value to the people who trust us to do the right thing.

With this goal in mind, we recently became the first single-family-rental REIT to issue green bonds in the U.S. investment-grade market. The issuance of this $600 million offering will fund our company’s efforts to make suburban houses more sustainable and low-emitting. This achievement is a testament to the quality of our portfolio and all of our team members who work hard every day to make us one of the leading housing providers in the country.
As we look to the year ahead, I will be working closely with my successor, Chief Operating Officer Bryan Smith, and newly appointed Chief Financial Officer and Senior Executive Vice President Christopher C. Lau, as we transition leadership. Bryan has been integral in shaping the investment and property management divisions of AMH over the last decade, and Chris is a critical leader who has propelled our ability to dramatically increase shareholder value and demonstrate resilience through economic cycles. I congratulate Bryan and Chris on their well-deserved promotions, and I feel confident that they will continue to lead AMH and the single-family rental industry responsibly.
Thank you for continuing to support us on this journey.
Sincerely,

David P. Singelyn
Chief Executive Officer and Trustee
March 29, 2024

Notice of the 2024 Annual Meeting of Shareholders

Date and Time Friday, May 10, 2024 at 9:00 a.m., Pacific Time	Virtual Location Visit: www.virtualshareholdermeeting.com/AMH2024

Items of Business

1	To elect as trustees the twelve nominees named in the attached proxy statement to serve until the 2025 Annual Meeting of Shareholders;
2	To ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3	To hold a non-binding advisory vote to approve our named executive officer compensation; and
4	To consider and act upon any other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Recommendations of the Board
The Board of Trustees unanimously recommends that you vote “FOR” each of the trustee nominees named in the attached proxy statement, “FOR” ratification of the appointment of Ernst & Young LLP and “FOR” approval, on an advisory basis, of our named executive officer compensation. Detailed information concerning these proposals is included in the accompanying proxy statement.
Proxy Materials
The notice of meeting, proxy statement and Annual Report on Form 10-K are available free of charge at: https://investors.amh.com/financials/annual-reports. The proxy statement and accompanying proxy card are being sent or made available to you on or about March 29, 2024.
Record Date
You are entitled to vote at the meeting if you were a shareholder of record at the close of business on March 15, 2024 of our Class A or Class B common shares of beneficial interest, par value $0.01 per share.
Voting
Your vote is very important. To ensure that your shares are represented at the Annual Meeting, please vote over the Internet, by telephone or by mail as instructed on the proxy card or voting instruction form you receive. You may revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

By Order of the Board of Trustees,

Sara H. Vogt-Lowell
Chief Legal Officer and Secretary
March 29, 2024
Important Notice Regarding Availability of Proxy Materials for the 2024 Annual Meeting on May 10, 2024: This Proxy Statement and our 2023 Annual Report on Form 10-K are available on the company’s website www.amh.com under “Investor Relations.”
2024 Proxy Statement

2024 Proxy Statement

2024 Proxy Statement

2023 Business Highlights

In 2023, we remained focused on delivering long-term value to our customers by expanding our portfolio of homes and improving resident satisfaction.

2,317
new homes built through AMH development program

59,332
Increased our portfolio to 59,332 homes in **21 states**

96.8%
same-home average occupancy achieved

157TH
new community opened

And we maintained strong financial results year over year, through which we delivered value to you, our investors, as well.

Core FFO Per Share

12.7% Compounded Annual Growth
$1.16
$1.36
$1.54
$1.66
2020
2021
2022
2023

Increased same-home average monthly realized rent by
7.1%

Increased total revenues YOY by
8.9%

Achieved Core FFO* growth per share YOY by
7.9%

Grew Core NOI* for total portfolio YOY by
9.1%

Attractively recycled capital through our asset management and disposition program
$460M

Increased quarterly distribution YOY by
18%

In 2023, we were named the top 39th homebuilder in the U.S. by Builder100.

See pages 26 to 34 and 39 to 40 of our Annual Report on Form 10-K for a detailed discussion of our financial results for 2023, as well as information regarding Core FFO and Core NOI, which are non-GAAP performance measures.
2024 Proxy Statement | 1

2023 Sustainability Highlights

As the country's only large-scale integrated owner, operator, and developer of single-family rentals, we recognize the importance of operating mindfully in our workplaces and residences, mitigating our impact on the environment, and earning the trust of the stakeholders who support and rely on us. That's why, last year, we focused on further deepening sustainability integration across the company and continuing to generate value for all our stakeholders.

2 | AMH

Creating Value for our
Stakeholders
2024 Proxy Statement | 3

Annual Meeting Information
This proxy statement contains important information regarding the 2024 Annual Meeting of Shareholders (the “Annual Meeting”). Specifically, it identifies the proposals on which you are being asked to vote, provides information that you may find useful in determining how to vote, and describes voting procedures. This proxy statement is being sent or made available to you on or about March 29, 2024.
Proxy Materials
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available free of charge at:
https://investors.amh.com/financials/annual-reports.
Meeting Information
Date and Time: Friday, May 10, 2024, at 9:00 a.m., Pacific Time.
Virtual Location: www.virtualshareholdermeeting.com/AMH2024. To be admitted, you must enter the control number found on your proxy card or voting instruction form.
Record Date: You are entitled to vote at the Annual Meeting if you were a shareholder of record at the close of business on March 15, 2024 (the “Record Date”) of our Class A or Class B common shares of beneficial interest, par value $0.01 per share.
Voting: Your vote is very important. To ensure your representation at the meeting, please vote over the Internet, by telephone or by mail as instructed on the proxy card or voting instruction form you receive. You may revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement.
How to Cast Your Vote

VIRTUALLY	INTERNET	MAIL	TELEPHONE
www.virtualshare holdermeeting.com/ AMH2024	www.proxyvote.com	Return your proxy in the postage-paid envelope provided	1-800-690-6903

You may vote your shares virtually at the Annual Meeting. Even if you plan to attend the Annual Meeting virtually, we recommend that you submit the accompanying proxy card or voting instruction form or vote via the Internet or by telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.	You may vote your shares through the Internet by signing on to the website identified on the proxy card or voting instruction form and following the procedures described on the website. Internet voting is available 24 hours a day until 11:59 p.m. Eastern Time on the day before the Annual Meeting. If you vote through the Internet, you should not return any proxy card.	If you choose to vote by mail, simply complete the accompanying proxy card or voting instruction form, date and sign it, and return it in the pre-addressed postage-paid envelope provided.	You may vote your shares by telephone by following the voting instructions on the enclosed proxy card or voting instruction form, respectively. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern Time on the day before the Annual Meeting.

4 | AMH

As summarized below, there are distinctions between shares held of record and those owned beneficially:
(i) vote your shares by delivering the enclosed voting instruction form in the pre-addressed postage-paid envelope provided or (ii) contact the person responsible for your account to ensure that a voting instruction form is submitted on your behalf. In most instances, you will be able to do this over the Internet, by telephone or by mail as indicated on your voting instruction form. It is critical that you promptly give instructions to your brokerage firm, bank, or other nominee. You may vote your shares at the virtual meeting only if you obtain a legal proxy from your brokerage firm, bank, or other nominee.

•Shareholder of Record—If your shares are registered directly in your name, you are considered the shareholder of record of those shares. As the shareholder of record, you can submit your voting instructions by Internet, telephone or mail as described on the enclosed proxy card.

•Beneficial Owner—If your shares are held through a broker or bank in “street name” as of the close of business on the Record Date, you can either:
Unanimous Recommendations of the Board

1	Election of the Twelve Trustee Nominees Named in this Proxy Statement	BOARD RECOMMENDATION	FOR
2	Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024	BOARD RECOMMENDATION	FOR
3	Advisory Vote to Approve our Named Executive Officer Compensation	BOARD RECOMMENDATION	FOR

These proposals are discussed in more detail in this proxy statement and you should read the entire proxy statement carefully before voting. We will also consider any other matters properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

2024 Proxy Statement | 5

Virtual Meeting Matters

The Annual Meeting will be held in virtual-only format. You will be able to attend and participate in the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/AMH2024.
The Annual Meeting will begin with a pre-recorded presentation, followed by a live webcast of the formal business of the Annual Meeting and a Q&A session.
Accessing the Meeting
To be admitted to the Annual Meeting, you must enter the control number found on your proxy card or voting instruction form. If your common shares are held through a broker or bank in “street name” as of the close of business on the Record Date, you may vote your shares at the virtual meeting only if you obtain a legal proxy from your brokerage firm, bank, or other nominee.
Casting Your Vote
You may vote your shares virtually at the Annual Meeting. To vote at the virtual Annual Meeting, you must re-enter the control number found on your proxy card or voting instruction form. Even if you plan to attend the Annual Meeting virtually, we recommend that you submit the accompanying proxy card or voting instruction form or vote via the Internet or by telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

Live, Online Q&A
As part of the Annual Meeting, we will hold a live, online Q&A session, where shareholders of our Class A or Class B common shares at the close of business on the Record Date will be allowed to ask questions. You may submit questions in real time during the Annual Meeting. We intend to answer all questions submitted before or during the Annual Meeting which are pertinent to the company and the Annual Meeting matters, as time permits. Consistent with our prior virtual and in-person annual meetings, all questions submitted will be generally addressed in the order received, and we limit each shareholder to one question in order to allow us to answer questions from as many shareholders as possible.
If there are matters raised of individual concern to a shareholder, or if a question posed was not otherwise answered, we provide an opportunity for shareholders to contact us separately after the Annual Meeting through the company’s website, www.amh.com under “Investor Relations.”
Technical Assistance
If you encounter any difficulties accessing or participating in the virtual Annual Meeting, please call the technical support number that will be posted on the Annual Meeting Website log-in page.

6 | AMH

2024 Proxy Statement | 7

Board Recommendation

Our Board unanimously recommends that you vote “FOR” all twelve nominees for trustee for a one-year term.

8 | AMH

Who We Are
Our Board currently consists of twelve members. Ten of the current trustees are considered “independent” and all members of our Audit Committee, Nominating and Corporate Governance Committee, and Human Capital and Compensation Committee are independent. Our Chairperson of the Board, Matthew J. Hart, is an independent trustee.
Our Board believes its members collectively have the experience, qualifications, attributes, and skills to continue to effectively oversee the management of the company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to appreciate the issues facing the company, a willingness to devote the necessary time to Board duties, a commitment to representing the best interest of the company and a dedication to enhancing shareholder value. The Board regularly monitors and evaluates its composition to ensure that it continues to support the success of our long-term strategy.
The Board unanimously recommends a vote “FOR” each of the twelve nominees proposed by the Board.

Nominee	Age	Principal Occupation	Trustee Since	Current Committees

Matthew J. Hart *	72	Chairperson of the Board, AMH Retired President and Chief Operating Officer, Hilton Hotels Corporation	2012

David P. Singelyn	62	Chief Executive Officer, AMH	2012

Douglas N. Benham *	67	President and Chief Executive Officer, DNB Advisors, LLC	2016	•Nominating and Corporate Governance •Human Capital and Compensation (Chair)

Jack Corrigan	63	Retired Chief Investment Officer, AMH	2012

David Goldberg *	74	Retired Executive Vice President, AMH Former Senior Vice President and General Counsel, Public Storage	2019

Tamara H. Gustavson *	62	Real Estate Investor Philanthropist	2016

Michelle C. Kerrick *	61	Former West Region Market Leader and Managing Partner, Deloitte & Touche LLP	2020	• Audit (Chair)

James H. Kropp *	75	Retired Chief Investment Officer, SLKW Investments LLC and Microproperties LLC	2012	•Audit • Nominating and Corporate Governance

Lynn C. Swann *	72	Director for Apollo Global Management, Inc. and Xylem Inc.	2020	• Audit • Nominating and Corporate Governance

Winifred M. Webb *	66	Founder, Kestrel Advisors Former Senior Executive, Ticketmaster, and The Walt Disney Company	2019	•Human Capital and Compensation •Nominating and Corporate Governance

Jay Willoughby *	65	Chief Investment Officer, TIFF Investment Management	2019	•Audit •Human Capital and Compensation

Matthew R. Zaist *	49	Chief Executive Officer, The New Home Company	2020	•Nominating and Corporate Governance (Chair) •Human Capital and Compensation
*Denotes “independent” member of the Board.
2024 Proxy Statement | 9

Biographical Information About Our Trustee Nominees
Set forth below is biographical information for each of the trustee nominees, including a list of the specific qualifications that were considered for membership on our Board. Each nominee has consented to be named in this proxy statement and to serve if elected.

Matthew J. Hart Age: 72 Trustee since: 2012 (Chairperson since 2023) Independent	Chairperson of the Board, AMH Retired President and Chief Operating Officer, Hilton Hotels Corporation

Mr. Hart brings to our Board deep management, operational, executive compensation, corporate governance, and real estate industry experience from his executive roles at a number of publicly traded real estate and consumer companies. His experience, qualifications, attributes, and skills qualify him to serve as Chairperson of the Board.

Background
•Hilton Hotels Corporation, President and Chief Operating Officer, Executive Vice President, Chief Financial Officer
•Walt Disney Company (NYSE: DIS), Senior Vice President and Treasurer
•Host Marriott Corp., Executive Vice President and Chief Financial Officer
•Marriott Corporation, Senior Vice President and Treasurer
•Bankers Trust Company, Vice President, Corporate Lending
Public Directorships
•American Airlines (NASDAQ: AAL) (since 2013)
•Air Lease Corp. (NYSE: AL) (since 2010)

Education
•B.A. in Economics and Sociology, Vanderbilt University
•M.B.A. in Finance and Marketing, Columbia University
Qualification Highlights:
•Executive Leadership
•REIT
•Real Estate Experience
•Treasury/Capital Allocation
•Finance/Accounting/Auditing
•Human Capital Management
•Corporate Governance
•Risk Assessment & Management
•Investor Relations
•Public Company Board
•Public Company Senior Management Experience
•Audit Committee
•Cybersecurity
•Capital Markets

10 | AMH

David P. Singelyn Age: 62 Trustee since: 2012	Chief Executive Officer, AMH

Mr. Singelyn has more than three decades of experience leading residential and commercial real estate firms, including serving as the co-founder and chief executive officer of AMH. Under his leadership, the company has grown into a leading provider of single-family rentals with nearly 60,000 homes. His experience, qualifications, attributes, and skills qualify him to serve as a member of our Board.

Background
•AMH, Chief Executive Officer (since 2012)
•American Homes 4 Rent Advisor, LLC (our former manager), Co-Founder and Chief Executive Officer
•Public Storage Canada, Chairperson and President
•American Commercial Equities, President
•Public Storage (NYSE: PSA), Senior Vice President and Treasurer
•Arthur Young & Company (Audit and Computer Audit functions)
•Certified Public Accountant (inactive)

Education
•B.S. in Accounting, California State Polytechnic University
•B.S. in Computer Information Systems, California State Polytechnic University
Qualification Highlights:
•Executive Leadership
•REIT
•Real Estate Experience
•Treasury/Capital Allocation
•Finance/Accounting/Auditing
•Corporate Governance
•Human Capital Management
•Risk Assessment & Management
•Investor Relations
•Technology
•Philanthropic Activities
•Capital Markets
•Cybersecurity
•Government Affairs / Regulatory
•ESG
•Public Company Board

2024 Proxy Statement | 11

Douglas N. Benham Age: 67 Trustee since: 2016 Independent Committees •Human Capital and Compensation (Chair) •Nominating and Corporate Governance	President and Chief Executive Officer, DNB Advisors, LLC

Mr. Benham has extensive management, corporate governance, executive and employee compensation, and consumer products experience as a leader of restaurant businesses. His experience, qualifications, attributes, and skills qualify him to serve as chair of our Human Capital and Compensation Committee, a member of our Nominating and Corporate Governance Committee, and as a member of our Board.

Background
•DNB Advisors, LLC, President and Chief Executive Officer (since 2006)
•Bob Evans Farms, LLC, Executive Chair of the Board
•Arby’s Restaurant Group, Inc., President and Chief Executive Officer
•RTM Restaurant Group, Inc., Chief Financial Officer

Education
•B.A. in Accounting, University of West Florida
Qualification Highlights:
•Executive Leadership
•REIT
•Real Estate Experience
•Treasury/Capital Allocation
•Finance/Accounting/Auditing
•Human Capital Management
•Corporate Governance
•ESG
•Risk Assessment & Management
•Investor Relations
•Public Company Board
•Public Company Senior Management Experience
•Audit Committee
•Capital Markets
•Philanthropic Activities

Jack Corrigan Age: 63 Trustee since: 2012	Retired Chief Investment Officer, AMH

Mr. Corrigan has deep expertise in the residential and commercial real estate sectors, managing large-scale property portfolios, and he was the architect of our AMH Development homebuilding arm. His experience, qualifications, attributes, and skills qualify him to serve as a member of our Board.

Background
•AMH, Chief Investment Officer (2012-2022), Chief Operating Officer (2012-2019)
•American Homes 4 Rent Advisor, LLC (our former manager), Chief Operating Officer
•A&H Property and Investments, Chief Executive Officer
•PS Business Parks Inc. (NYSE: PSB), Chief Financial Officer
•LaRue, Corrigan & McCormick, Partner
•Storage Equities, Inc., Controller
•Arthur Young & Company

Education
•B.S. in Accounting, Loyola Marymount University
Qualification Highlights:
•Executive Leadership
•REIT
•Real Estate Experience
•Treasury/Capital Allocation
•Finance/Accounting/Auditing
•Risk Assessment & Management
•Investor Relations
•Public Company Senior Management Experience
•Capital Markets

12 | AMH

David Goldberg Age: 74 Trustee since: 2019 Independent	Retired Executive Vice President, AMH Former Senior Vice President and General Counsel, Public Storage

Mr. Goldberg brings to our Board expertise in management and legal matters including corporate governance, securities, capital markets, and risk management for public and private real estate companies. His experience, qualifications, attributes, and skills qualify him to serve as a member of our Board.

Background
•AMH, Executive Vice President (2012-2019)
•American Commercial Equities, Manager
•Public Storage (NYSE: PSA), Senior Vice President and General Counsel
•Law Firm of Sachs & Phelps, Partner
•Law Firm of Agnew, Miller & Carlson, Associate and Partner
•Law Firm of Hufstedler, Miller, Carlson & Beardsley, Partner

Education
•A.B. in History and Social Studies, Boston University
•J.D., University of California, Berkeley
Qualification Highlights:
•Executive Leadership
•REIT
•Real Estate Experience
•Corporate Governance
•Risk Assessment & Management
•Legal Experience
•Public Company Senior Management Experience
•Government Affairs / Regulatory
•Philanthropic Activities

Tamara H. Gustavson Age: 62 Trustee since: 2016 Independent	Real Estate Investor Philanthropist

Ms. Gustavson brings to our Board expertise in management, public relations, corporate governance, and industry experience from her leadership roles at publicly traded real estate companies as both an executive and board member. Her experience, qualifications, attributes, and skills qualify her to serve as a member of our Board.

Background •American Commercial Equities, Member (since 2005) •Public Storage (NYSE: PSA), Senior Vice President-Administration Public Directorships •Public Storage (NYSE: PSA) (since 2008)
Education
•B.S. in Public Affairs, University of Southern California
Qualification Highlights:
•Executive Leadership
•REIT
•Real Estate Experience
•Human Capital Management
•Corporate Governance
•Public Company Board
•Public Company Senior Management Experience
•Philanthropic Activities

2024 Proxy Statement | 13

Michelle C. Kerrick Age: 61 Trustee since: 2020 Independent Committees •Audit (Chair)	Former West Region Market Leader and Managing Partner Deloitte & Touche LLP

Ms. Kerrick has deep expertise in finance and accounting, risk management, and corporate governance developed over a 35-year career with a leading public accounting firm. She also brings corporate governance expertise from her service at two other publicly traded companies. Ms. Kerrick qualifies as an audit committee financial expert under SEC rules. Her experience, qualifications, attributes, and skills qualify her to serve as chair of our Audit Committee and as a member of our Board.

Background
•Deloitte & Touche LLP, West Region Market Leader (2019 and 2020), Managing Partner – Los Angeles (2010-2020), other positions (1985-2010)
Public Directorships
•The Beauty Health Company (NASDAQ: SKIN) (since 2021)
•LDH Growth Corp I (NASDAQ: LDHA) (since 2021)

Education
•B.S. in Accountancy, Northern Arizona University
Qualification Highlights:
•Executive Leadership
•REIT
•Real Estate Experience
•Finance/Accounting/Auditing
•Human Capital Management
•Corporate Governance
•Risk Assessment & Management
•Technology
•Public Company Board
•Audit Committee

James H. Kropp Age: 75 Trustee since: 2012 Independent Committees •Audit •Nominating and Corporate Governance	Retired Chief Investment Officer SLKW Investments, LLC and Microproperties LLC

Mr. Kropp is a seasoned executive, public company director and accounting expert who brings significant real estate industry, capital allocation, and risk management expertise to our Board. He also qualifies as an audit committee financial expert under SEC rules. His experience, qualifications, attributes, and skills qualify him to serve as a member of our Audit and Nominating and Corporate Governance Committees and as a member of our Board.

Background
•SLKW Investments, LLC, Chief Investment Officer (2009-2019)
•U.S. Restaurant Properties (Microproperties LLC), Chief Financial Officer
•Arthur Young & Company, Licensed as a Certified Public Accountant (1973-1979)
Public Directorships
•FS KKR Capital Trust (NYSE: FSK) (since 2018)
•KKR RE Select Trust (NASDAQ: KRSTX) (since 2021)
•Former Lead Independent Director PS Business Parks Inc. (formerly NYSE: PSB) (retired in April 2021)

Education
•B.B.A. in Finance, St. Francis College
Qualification Highlights:
•Executive Leadership
•REIT
•Real Estate Experience
•Treasury/Capital Allocation
•Debt and Equity Capital Markets
•Finance/Accounting/Auditing
•Risk Assessment & Management
•Investor Relations
•Corporate Governance
•Public Company Board
•Public Company Senior Management Experience
•Audit Committee
•Capital Markets
•Cybersecurity

14 | AMH

Lynn C. Swann Age: 72 Trustee since: 2020 Independent Committees •Audit •Nominating and Corporate Governance	Director for Apollo Global Management, Inc. and Xylem Inc.

Mr. Swann is an experienced public company director of both a leading asset manager and a water technology company, which allow him to contribute valuable perspectives on corporate governance, risk management, technology, and ESG matters. His experience, qualifications, attributes, and skills qualify him to serve as a member of our Audit and Nominating and Corporate Governance Committees and as a member of our Board.

Background •Swann, Inc., President (since 1976) Public Directorships •Apollo Global Management, Inc. (NYSE: APO) (since 2022) •Xylem Inc. (NYSE: XYL) (since 2023)
Education
•B.A. in Public Relations, University of Southern California
Qualification Highlights:
•Executive Leadership
•Real Estate Experience
•Treasury/Capital Allocation
•Human Capital Management
•Corporate Governance
•ESG
•Public Company Board
•Public Company Senior Management Experience
•Audit Committee
•Government Affairs/Regulatory
•Philanthropic Activities

Winifred M. Webb Age: 66 Trustee since: 2019 Independent Committees •Human Capital and Compensation •Nominating and Corporate Governance	Founder, Kestrel Advisors Former Senior Executive, Ticketmaster, and The Walt Disney Company

Ms. Webb brings more than three decades of experience as a seasoned executive of several of the largest entertainment companies in the country and a director of public companies with significant real estate interests. Her executive leadership experience encompasses expertise in human capital management, ESG, and investor relations. Her experience, qualifications, attributes, and skills qualify her to serve as a member of our Human Capital and Compensation and Nominating and Corporate Governance Committees and as a member of our Board.

Background
•Kestrel Advisors, Founder (since 2013)
•Tennenbaum Capital Partners, Managing Director
•Ticketmaster Entertainment, Corporate Senior Vice President, Chief Communications & Investor Relations Officer
•The Walt Disney Company, Corporate Senior Vice President of Investor Relations & Shareholder Services, Executive Director for The Walt Disney Company Foundation
Public Directorships
•AppFolio (NASDAQ: APPF) (since 2019)
•Wynn Resorts (NASDAQ: WYNN) (since 2018)
•ABM Industries (NYSE: ABM) (since 2014)

Education
•B.A., Smith College (with honors)
•M.B.A., Harvard University
Qualification Highlights:
•Executive Leadership
•Real Estate Experience
•Finance/Accounting/Auditing
•Corporate Governance
•ESG
•Risk Assessment & Management
•Investor Relations
•Technology
•Public Company Board
•Public Company Senior Management Experience
•Audit Committee
•Capital Markets
•Treasury/Capital Allocation
•Cybersecurity
•Philanthropic Activities

2024 Proxy Statement | 15

Jay Willoughby Age: 65 Trustee since: 2019 Independent Committees •Audit •Human Capital and Compensation	Chief Investment Officer, TIFF Investment Management

Mr. Willoughby is an accomplished investment manager and brings deep executive, finance, risk management, capital allocation, and ESG experience to our Board. His experience, qualifications, attributes, and skills qualify him to serve as a member of our Audit and Human Capital and Compensation Committees and as a member of our Board.

Background
•TIFF Investment Management, Chief Investment Officer (since 2015)
•The Alaska Permanent Fund, Chief Investment Officer
•Ironbound Capital Management, Co-Managing Partner
•MLIM Equity Funds, Chief Investment Officer, Head of Research
•Merrill Lynch Real Estate Fund, Senior Portfolio Manager

Education
•B.A., Pomona College
•M.B.A. in Finance, Columbia University
Qualification Highlights:
•Executive Leadership
•REIT
•Treasury/Capital Allocation
•Finance/Accounting/Auditing
•Corporate Governance
•ESG
•Risk Assessment & Management
•Investor Relations
•Public Company Senior Management Experience
•Audit Committee
•Financial Literacy
•Capital Markets

Matthew R. Zaist Age: 49 Trustee since: 2020 Independent Committees •Nominating and Corporate Governance (Chair) •Human Capital and Compensation	Chief Executive Officer, The New Home Company

Mr. Zaist is a seasoned chief executive of home builders with hands-on expertise in a critical part of our business. His responsibilities at the companies he has led have included oversight of financial statements, risk management, and executive compensation matters. His experience, qualifications, attributes, and skills qualify him to serve as chair of our Nominating and Corporate Governance Committee, a member of our Human Capital and Compensation Committee, and as a member of our Board.

Background
•The New Home Company, Chief Executive Officer (2021-Present)
•William Lyon Homes (formerly NYSE: WLH), President and Chief Executive Officer and member of the Board (2016-2020), President and Chief Operating Officer
Public Directorships
•Former director of William Lyon Homes (formerly NYSE: WLH) (2016-2020)

Education
•B.S., Rensselaer Polytechnic Institute
Qualification Highlights:
•Executive Leadership
•Real Estate Experience
•Treasury/Capital Allocation
•Human Capital Management
•Corporate Governance
•Risk Assessment & Management
•Investor Relations
•Capital Markets
•Finance/Accounting/Auditing
•Public Company Board
•Public Company Senior Management Experience
•Audit Committee
•ESG
•Technology

16 | AMH

Governance Framework
How We Are Selected, Elected, Evaluated and Refreshed
We believe that our trustees should satisfy a number of qualifications, including demonstrated integrity, a record of personal accomplishments, a commitment to participation in Board activities, and other attributes. We also endeavor to have a board that represents a range of qualifications, skills, and depth of experience in areas that are relevant to and contribute to the Board’s oversight of the company’s business.

The table below summarizes the key experience, qualifications, and attributes for each trustee nominee and highlights the balanced mix of experience, qualifications, and attributes of the Board as a whole. This high-level summary is not intended to be an exhaustive list of each trustee nominee’s skills or contributions to the Board. No individual experience, qualification, or attribute is solely dispositive of becoming a member of the Board.

	Matthew J. Hart	David P. Singelyn	Douglas N. Benham	Jack Corrigan	David Goldberg	Tamara H. Gustavson	Michelle C. Kerrick	James H. Kropp	Lynn C. Swann	Winifred M. Webb	Jay Willoughby	Matthew R. Zaist	Total

Real Estate	●	●	●	●	●	●	●	●	●	●		●	11

REIT	●	●	●	●	●	●	●	●			●		9

Corporate Governance	●	●	●	●	●	●	●	●	●	●	●	●	12

Investor Relations	●	●	●	●				●		●	●	●	8

Finance	●	●	●	●			●	●		●	●	●	9

Mergers	●	●	●	●	●	●		●		●		●	9

Public Company Board	●	●	●			●	●	●	●	●	●	●	10

Human Capital Management	●	●	●			●	●		●	●		●	8

Strategic Planning	●	●	●	●	●	●	●			●		●	9

Risk Management	●	●	●	●	●	●	●	●	●	●	●	●	12

Consumer Experience	●	●	●			●	●					●	6

Sustainability	●	●	●						●	●	●	●	7

Technology		●					●			●		●	4

Cybersecurity	●	●						●		●			4

2024 Proxy Statement | 17

Board Diversity. Embracing and benefiting from diverse backgrounds is embedded in our culture and fundamental to our business. We believe that a board comprised of trustees with diverse backgrounds, experiences, perspectives, and viewpoints improves the dialogue and decision-making in the board room and contributes to overall board effectiveness.
The Board strives to achieve a wide range of perspectives by having a Board composed of trustees with a range of experiences and backgrounds. We look for each trustee to contribute to the Board’s overall diversity—broadly construed to mean a variety of identities, perspectives, personal and professional experiences, and backgrounds.
In order to ensure that the Board’s outreach and recruitment efforts include all qualified candidates, the Nominating and Corporate Governance Committee requires that any candidate list from a professional search firm include candidates from historically marginalized communities.

Average	Average
7.9Yrs	66

83%	33%
18 | AMH

	Race/Ethnicity					Gender
	African American or Black	Alaska Native or Native American	Asian	Hispanic or Latino/a	White	Female	Male

Matthew J. Hart					●		●

David P. Singelyn					●		●

Douglas N. Benham					●		●

Jack Corrigan					●		●

David Goldberg					●		●

Tamara H. Gustavson					●	●

Michelle C. Kerrick					●	●

James H. Kropp					●		●

Lynn C. Swann	●						●

Winifred M. Webb					●	●

Jay Willoughby					●		●

Matthew R. Zaist					●		●
Board Composition. Our Board currently consists of twelve members. Upon the recommendation of our Nominating and Corporate Governance Committee, our Board annually nominates trustees for election or re-election to the Board to serve for a one-year term beginning with the Annual Meeting or until their successors, if any, are elected or appointed.
Each of our current trustees was nominated by the Board upon the recommendation of the Nominating and Corporate Governance Committee, and no trustee was nominated by a shareholder or subject to any agreement with any third party.
Led by our Nominating and Corporate Governance Committee, our Board continues to focus on facilitating a smooth transition when trustees retire or leave the Board, as well as ensuring that the composition of our Board is systematically refreshed to maintain the desired mix of skills, experience, independence and diversity to support our strategic direction and operating environment.
Among other aspects of the succession planning and refreshment process, our Board:
•Identifies the collective mix of desired skills, experience, knowledge, diversity, and independence of our Board taken as a whole, and identifies potential opportunities for enhancement in these areas;
•Considers each current trustee’s experience, skills, principal occupation, reputation, independence, committee membership, and diversity (including age, tenure, geographic, gender and ethnicity);
•Engages third-party search firms to assist with identifying and evaluating qualified candidates, as appropriate; and
•Considers the recommendations of Board members and third parties to identify and evaluate potential trustee candidates.
Additional information concerning the trustee nomination and selection process is provided below in “Identifying and Evaluating Nominees for Trustee.”
Trustee Independence. The Board evaluates the independence of each trustee annually based on information supplied by trustees and the company and on the recommendations of the Nominating and Corporate Governance Committee. The company’s Corporate Governance Guidelines require that a majority of the trustees be independent in accordance with the requirements of the rules of the New York Stock Exchange (“NYSE”). Our Board is approximately 83% independent and, assuming our trustee nominees are elected, approximately 83% of our trustees will continue to meet these independence standards. To promote open discussion among non-management trustees, our non-management and independent trustees devote a portion of each regularly scheduled Board meeting to executive sessions without members of management present. If the group of non-management trustees includes trustees who are not independent, at least one executive session convened per year includes only independent trustees.

2024 Proxy Statement | 19

No trustee qualifies as independent unless the Board affirmatively determines that the trustee has no material relationship with the company and its management, based on all relevant facts and circumstances, in accordance with NYSE rules. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family, and other business, professional, and personal relationships.
Following its annual review of each trustee’s independence in February 2024, the Nominating and Corporate Governance Committee recommended to the Board and the Board determined that (1) each member of the Board, other than David P. Singelyn and Jack Corrigan, and (2) each member of the Audit Committee, the Human Capital and Compensation Committee, and the Nominating and Corporate Governance Committee is independent pursuant to the rules of the NYSE.
In addition, the Board has determined that:
•Each member of the Audit Committee meets the additional independence requirements set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the Securities and Exchange Commission (“SEC”) thereunder; and
•Each member of the Human Capital and Compensation Committee meets the NYSE’s heightened independence requirements for compensation committee members.
Trustee Retirement Policy. To encourage refreshment of the Board, the Board has adopted a mandatory retirement policy for trustees. The policy provides in relevant part that no trustee will be nominated for election to the Board unless he or she will be 75 or younger on the first day of such Board term.
Board Orientation and Education. Each new trustee participates in an orientation program and receives materials and briefings concerning our business, strategy, industry, management, and corporate governance policies and practices. We provide continuing education for all trustees through Board materials and presentations, including presentations by third-party experts, discussions with management, and the opportunity to attend external Board education programs. For example, recent Board presentations by third-party experts have covered cybersecurity matters. In addition, all Board members have the opportunity to become a member of the National Association of Corporate Directors and to access the many educational resources of that organization.
Shareholder Recommendations. The policy of the Nominating and Corporate Governance Committee to consider properly submitted shareholder recommendations for candidates for membership on the Board is described below under “Identifying and Evaluating Nominees for Trustee.” Under this policy, shareholder recommendations may only be submitted by a shareholder entitled to submit shareholder proposals under the SEC rules. Any shareholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership, including the information required under Regulation 14A under the Exchange Act and our bylaws, and should be addressed to the Secretary at our principal executive offices at AMH, 280 Pilot Road, Las Vegas, Nevada 89119. Recommendations for consideration at the 2024 Annual Meeting of Shareholders should be submitted within the time frame described in this proxy statement under “Deadlines for receipt of shareholder proposals.”
Trustee Qualifications. Members of the Board shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment and shall be highly effective, in conjunction with the other nominees to the Board, in serving the long-term interests of the company and its shareholders. In general, the Board seeks to add trustees who meet the independence requirements of the NYSE rules. In addition, trustee candidates must submit a completed trustee questionnaire concerning matters related to independence determination, the determination of whether a candidate qualifies as an “audit committee financial expert” and other proxy disclosure matters and must satisfactorily complete a background investigation by a third-party firm.
The Board has delegated to the Nominating and Corporate Governance Committee responsibility for recommending to the Board new trustees for election and assessing the skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment includes trustees’ qualifications as independent, and may include consideration of the following, all in the context of an assessment of the perceived needs of the Board at that time:
•experience, background, skills, and diversity;
•personal qualities and characteristics, accomplishments, and reputation in the business community;
•knowledge and contacts in the communities in which the company conducts business and in the company’s industry or other industries relevant to the company’s business;
•ability and willingness to devote sufficient time to serve on the Board and committees of the Board;
•knowledge and expertise in various areas deemed appropriate by the Board; and
•how the individual’s skills, experience, and personality fit with those of other trustees in maintaining an effective, collegial and responsive Board.
The Nominating and Corporate Governance Committee and the Board have broad discretion to select trustee candidates who they believe will best serve the Board, the company and its shareholders. When recommending trustee nominees, the Nominating and Corporate Governance Committee considers each nominee’s attendance record at our Board and committee meetings, track record of engagement and contributions to our Board. The Nominating and Corporate Governance Committee also considers each nominee's other commitments and responsibilities, including employment and service on other public company boards, with a view to confirming that such other commitments and responsibilities will not adversely impact the ability of the
20 | AMH

nominees to satisfy the significant commitments required of our trustees. Refer to "How We Govern and are Governed—Trustee Time Commitments" below for a discussion of our policy regarding trustee service on other public company boards. The Nominating and Corporate Governance Committee also considers shareholder input regarding their views on trustee engagement.
Identifying and Evaluating Nominees for Trustee. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for trustee.
Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year.

The Nominating and Corporate Governance Committee will consider properly submitted shareholder nominations of candidates for the Board in the same manner as other candidates. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee prior to the issuance of the proxy statement for the annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a trustee candidate, such materials are forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.
The Board and the Nominating and Corporate Governance Committee will continue to consider additional qualified Board candidates to best support the success of the company’s long-term strategy.
How We Are Organized
Our Board is led by the Chairperson, Matthew J. Hart, an independent trustee.
Currently, the Board believes that having a separate Chairperson and Chief Executive Officer serves the interests of the company and its shareholders well. Our Board believes that this structure encourages open dialogue and competing views, which promotes strong checks and balances. Mr. Hart’s prior experience as a former president, chief operating officer and chief financial officer of several large public companies and his extensive public company board service are particularly valuable for his role as Chairperson. This structure also allows the Chief Executive Officer to focus more specifically on overseeing the company’s day-to-day operations and long-term strategic planning. If in the future the Board, after considering facts and circumstances at that time, appoints the Chief Executive Officer as Chairperson of the Board, we will promptly publicly disclose the appointment.

Our Board has three standing committees: the Audit Committee, the Human Capital and Compensation Committee, and the Nominating and Corporate Governance Committee. Each of these committees consists of at least three members, each of whom meets the applicable independence standards of the NYSE. Matters put to a vote by any one of our three independent committees of our Board must be approved by a majority of the trustees on the committee who are present at a meeting, in person or as otherwise permitted by our bylaws, at which there is a quorum or by the unanimous written consent of the trustees serving on the committee. Additionally, our Board may from time to time establish other committees to facilitate the Board’s oversight of management of the business and affairs of the company.
Each of the standing committees operates pursuant to a written charter which is reviewed and reassessed annually and that can be viewed on our website at www.amh.com under “Investor Relations.” A copy of each may be obtained by sending a written request to the company’s Investor Relations Department at AMH, 280 Pilot Road, Las Vegas, Nevada 89119, or submitting an information request under “Investor Relations” on the company’s website.

2024 Proxy Statement | 21

Our three standing committees are described below, and the committee members and number of meetings held in 2023 are as follows:

Trustee	Audit Committee	Human Capital and Compensation Committee	Nominating and Corporate Governance Committee

Douglas N. Benham		Chair	Member

Michelle C. Kerrick	Chair

James H. Kropp	Member		Member

Lynn C. Swann	Member		Member

Winifred M. Webb		Member	Member

Jay Willoughby	Member	Member

Matthew R. Zaist		Member	Chair

Number of meetings in 2023:	4	5	5
Audit Committee. Our Board has affirmatively determined that each of the Audit Committee members meets the definition of “independent trustee” for purposes of the NYSE rules and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board has also determined that each member of our Audit Committee is financially literate and that two members, including our Audit Committee Chair Michelle C. Kerrick and James H. Kropp qualify as an “audit committee financial expert” under SEC rules and regulations. The Audit Committee’s principal functions consist of overseeing:
•the integrity of our consolidated financial statements and financial reporting process;
•our accounting and financial reporting processes;
•our systems of disclosure controls and procedures and internal control over financial reporting;
•our compliance with financial, legal, and regulatory requirements;
•the evaluation of the qualifications, independence, and performance of our independent registered public accounting firm;
•review of all related party transactions in accordance with our Related Party Transaction Policy;
•the performance of our internal audit functions; and
•our overall risk exposure and management, including with respect to the company’s risk assessment, risk management, and risk mitigation policies and programs.
Human Capital and Compensation Committee. The Human Capital and Compensation Committee’s principal functions consist of supporting the Board in fulfilling its oversight responsibilities relating to the following:
•reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives, and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;
•reviewing and approving the compensation of our other executive officers;
•reviewing our executive compensation policies and plans, including the company’s clawback policies;
•implementing and administering our incentive and equity-based compensation plans;
•reviewing and discussing with management the Compensation Discussion and Analysis (“CD&A”) to be included in the proxy statement and to recommend to the Board the inclusion of the CD&A in the company’s Annual Report on Form 10-K and annual proxy statement;
•producing a report on executive compensation to be included in our annual proxy statement;
•together with management, reviewing management’s annual assessment of potential risks related to compensation policies and practices applicable to all employees;
•overseeing the advisory shareholder votes on the company’s executive compensation programs and policies and the frequency of such votes;
•reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for trustees;
•reviewing and reporting to the Board on the company’s programs and practices for talent development and maintaining the continuity of capable management, including but not limited to succession planning for the Chief Executive Officer and other senior executives; and
•overseeing the company’s human capital programs and policies, including with respect to pay fairness and employee well-being, employee retention and development, and employee inclusion.

22 | AMH

The Human Capital and Compensation Committee may delegate its authority to its members as it deems appropriate. However, any delegate shall report any actions taken by such delegate to the full Human Capital and Compensation Committee at its next regularly scheduled meeting.
During 2023, the Human Capital and Compensation Committee made all compensation decisions for our executive officers, including the named executive officers (“NEOs”), as set forth in the Summary Compensation Table below. For 2023, the Human Capital and Compensation Committee retained Semler Brossy Consulting Group (“Semler Brossy”) to serve as its independent, third-party compensation consultant. The Human Capital and Compensation Committee considered Semler Brossy’s advice on a range of compensation matters, including its assessment of labor market conditions and its consideration of enhancements to the 2024 compensation program, in each case as discussed in more detail in “Executive Compensation” below.
Empowering diverse talent is a key priority for the company, and the Board and the Human Capital and Compensation Committee are actively engaged in overseeing the company’s people and culture. We recognize employee engagement as a critical factor to our success, and we are committed to creating and maintaining a great place to work with an inclusive culture, competitive benefits, and opportunities for training and growth. The Human Capital and Compensation Committee periodically reviews and reports to the Board on the company’s programs for attracting, developing, and retaining key employees, including management development programs, technology and skills training programs, employee health and well-being programs, and employee inclusion initiatives.
Compensation Committee Interlocks and Insider Participation. None of our current Human Capital and Compensation Committee members is or was an officer or employee, or former officer or employee, of the company. None of our executive officers serve as a member of a board of directors, board of trustees or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or our Human Capital and Compensation Committee.
Oversight of Compensation Risks. In February 2024, the Human Capital and Compensation Committee considered a report from management concerning its review of potential risks related to employee compensation policies and practices. During its review, the Human Capital and Compensation Committee discussed the report with senior management and discussed management’s conclusion that the company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the company.

To prepare the report for the Human Capital and Compensation Committee’s consideration, members of our senior management team, including our Chief Executive Officer, Chief Operating Officer, Chief Legal Officer and the Senior Vice President of Human Resources, reviewed each of the company’s compensation programs, focusing on employee incentive compensation plans. At the completion of the review, management and the Human Capital and Compensation Committee concluded that there is little motivation or opportunity for employees to take undue risks to earn incentive compensation awards, and that the incentive compensation plans properly incentivize employees to achieve long-term goals and do not create undue risks for the company.
Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee’s principal functions consist of:
•identifying, evaluating, and recommending to the Board the trustee nominees for each annual shareholder meeting or to fill any vacancy on the Board;
•identifying individuals qualified to become members of the Board and ensuring that the Board has the requisite expertise;
•overseeing the company's policies and procedures with respect to the consideration of trustee candidates recommended or nominated by shareholders;
•developing and recommending to the Board for its approval qualifications for trustee candidates and periodically reviewing these qualifications with the Board;
•reviewing the committee structure of the Board and recommending trustees to serve as members or chairs of each committee of the Board;
•overseeing Board succession planning;
•developing and recommending to the Board a set of corporate governance guidelines for the Board and periodically reviewing such guidelines and recommending changes to the Board for approval as necessary;
•considering and advising the Board on any other governance issues that may arise from time to time;
•overseeing the annual self-evaluations of the Board and management;
•overseeing our Board’s compliance with our Code of Business Conduct and Ethics;
•overseeing management’s efforts and activities with respect to our overall ESG program, including climate change; and
•overseeing the company’s political activities and contributions, charitable contributions, and other public policy matters.

2024 Proxy Statement | 23

How We Govern and Are Governed
Governance Highlights. We have structured our corporate governance in a manner we believe closely aligns our interests with those of our shareholders. Notable features of our corporate governance include:
•Annual election of all trustees
•Majority voting for trustees in uncontested elections
•Independent Chairperson
•Regular executive sessions of non-management trustees
•Trustee retirement policy
•Shareholder voting power aligns with economic interest
•Anti-pledging, anti-hedging and anti-short sale policies
•Compensation clawback policy
•Double-trigger vesting for time-based equity awards
•Robust share ownership guidelines
Governance Documents. The framework of our corporate governance is set forth in our charter and bylaws and in the following documents:
•Corporate Governance Guidelines that outline the Board’s overall governance practices
•Charters of the Audit, Human Capital and Compensation, and Nominating and Corporate Governance Committees
•The Code of Business Conduct and Ethics applicable to trustees, officers and all employees
•Code of Ethics for Senior Financial Officers
•Related Party Transaction Policy
•Share Ownership Policy
•Public Policy and Political Engagement Policy
The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are reviewed at least annually by the Nominating and Corporate Governance Committee, which considers whether to recommend any changes to the Board. Each Board committee reviews its charter at least annually. The company’s Code of Business Conduct and Ethics, the Corporate Governance Guidelines and the Board committee charters are available on the company’s website, www.amh.com under “Investor Relations.” A copy of each may be obtained by sending a written request to the company’s Investor Relations Department at AMH, 280 Pilot Road, Las Vegas, Nevada 89119, or submitting an information request under “Investor Relations” on the company’s website. Any amendments or waivers to the Code of Business Conduct and Ethics for trustees or executive officers may be made only by the Nominating and Corporate Governance Committee of our Board and will be disclosed on the company’s website or other appropriate means in accordance with applicable SEC and NYSE requirements.

Board Leadership. The Chairperson presides at meetings of all non-management trustees in executive session without the presence of management. These meetings are held on a regular basis, generally before or after each regularly scheduled Board meeting and at the request of any non-management trustee. In addition, the independent trustees meet separately at least once annually. These sessions are designed to encourage open Board discussion of any matter of interest without our Chief Executive Officer or any other members of management present.
The Chairperson: (1) reviews the agendas for each Board meeting and strategic planning session and may bring items pertinent to the advisory and monitoring functions of the Board to the full Board for review and/or decision; (2) in conjunction with the Nominating and Corporate Governance Committee, assists in the recruitment and selection of new trustees; (3) evaluates, along with the members of the Human Capital and Compensation Committee, the performance of the Chief Executive Officer; (4) consults with the Chief Executive Officer as to hiring other executive officers, as well as strategic planning and succession planning for the Chief Executive Officer; (5) is regularly apprised of material shareholder inquiries and is involved in responding to these inquiries as appropriate; (6) may, along with other Board members, engage in communications with shareholders and other stakeholders, including at our annual meetings; (7) regularly engages with the Chief Executive Officer, chairs of Board committees, and other members of the Board regarding issues related to Board structure; and (8) when necessary or appropriate, communicates with other non-management and independent trustees and calls meetings of the non-management and independent trustees.
Board and Committee Meetings and Attendance. The Board meets at regularly scheduled intervals and may hold additional special meetings as necessary or desirable in furtherance of its oversight responsibilities. As described above, the non-management trustees generally meet in executive session without the presence of management as part of each regularly scheduled Board meeting. The sessions are intended to encourage open discussion of any matter of interest without the Chief Executive Officer or any member of management present.
During 2023, the Board held five meetings and the Board committees held fourteen meetings. During 2023, all trustees attended 75% or more of the meetings held by the Board and all committees of the Board on which each trustee served. All of the trustees attended the virtual 2023 Annual Meeting of Shareholders. Trustees are encouraged, but not required, to attend the Annual Meeting.
Trustee Time Commitments. Although the company recognizes that there may be a benefit to the company as a result of trustees broadening their experience by serving on corporate boards, it is important that each trustee have the requisite time to devote to the oversight of the company’s business. For that reason, our Corporate Governance Guidelines include restrictions on our trustees serving on other public company boards. Unless otherwise approved by the Board, a trustee who also serves as an executive officer
24 | AMH

of the company may not serve on more than one public company board in addition to the company’s Board. A trustee who also serves as an executive officer of another public company may not serve on another public company board other than the board of the company for which they serve as an executive officer. Trustees that are not executive officers of the company or another public company may not serve on more than three boards of other public companies in addition to the Board. In recognition of the enhanced time commitments associated with membership on a public company’s audit committee, no member of the Audit Committee may serve simultaneously on audit committees of more than two other public companies.
In addition, when a trustee's principal occupation or business association changes, our Corporate Governance Guidelines require that such trustee promptly informs the Board of such change, and that the Nominating and Corporate Governance Committee will consider such information. If it determines that the change in the trustee's responsibilities or associations are likely to impair the trustee's ability to effectively serve on the Board, the Nominating and Corporate Governance Committee or the Board may ask the trustee to tender his or her resignation.
Board Responsibilities and Oversight of Risk Management. The Board oversees the company’s risk management and has delegated to the Audit Committee the responsibility to assist the Board with oversight of the company’s overall risk profile, including the company’s risk assessment, risk management and risk mitigation policies and programs. The Audit Committee regularly receives presentations (generally quarterly) from management on areas of risk facing our business and the Audit Committee, in turn, regularly reports to the Board on these matters. Members of our legal and finance teams that have primary responsibility for our public disclosures, including risk disclosures, attend these meetings. The Audit Committee and Board consider short-term, medium-term and long-term risks in exercising their oversight responsibilities and consider the immediacy of the risk in assessing mitigation strategies. The Audit Committee and Board consult with outside advisors and experts on risk matters when necessary.
In addition, the Board is further assisted in its risk oversight responsibilities by the standing Board committees, which have assigned areas of oversight responsibility for various matters as described in the Board committee charters and as provided in the NYSE rules. These oversight responsibilities are summarized below.
Board
•Overall oversight of the risk management process
•Development of business strategy and major resource allocation
•Leadership of management succession planning
•Business conduct and compliance oversight
•Receipt of regular reports from Board committees on specific risk oversight responsibilities
2024 Proxy Statement | 25

Board Committees

Audit Committee Oversight of Risk	Human Capital and Compensation Committee Oversight of Risk	Nominating and Corporate Governance Committee Oversight of Risk
•Oversight of enterprise risk management activities, including the company’s risk assessment, risk management, and risk mitigation policies and programs
•Oversight of accounting and financial reporting
•Oversight of integrity of financial statements
•Oversight of compliance with legal and regulatory requirements applicable to accounting and financial reporting processes
•Oversight of the company’s policies and procedures with respect to cybersecurity risk management
•Oversight of the performance of the internal audit function
•Oversight of the effectiveness of internal controls
•Oversight of registered public accounting firm’s qualifications, performance, and independence
•Review of proposed swaps and equity and debt hedging transactions

•Oversight of compensation related risks and overall philosophy
•Oversight of regulatory compliance with respect to compensation matters
•Oversight of the company’s human capital programs and policies, including with respect to pay fairness and employee well-being, employee retention and development, and employee inclusion

•Oversight of overall corporate governance leadership
•Provides recommendations regarding Board and committee composition
•Oversight of Board succession planning
•Oversight of our overall ESG program, including regulatory compliance, climate change and environmental sustainability, and corporate governance initiatives
•Oversight of our political activities and contributions, charitable contributions, and other public policy matters
•Oversight of the evaluation of the Board and management

Management
•Identify material risks
•Implement appropriate risk management strategies
•Integrate risk management into our decision-making process
•Ensure that information with respect to material risks is transmitted to senior executives and the Board
Risk Areas

Strategic	Operational	Financial	Legal, Regulatory and Compliance
•Reputation •Market Dynamics •Acquisitions and Dispositions •Development •Climate Change	•Sales and Marketing •Service and Delivery •Information Systems and Cybersecurity •Infrastructure and Assets •Hazards and Weather •People	•Financial Reporting and Internal Controls •Capital Structure •Market •Liquidity and Credit •Tax •Insurance	•Compliance with Laws •Litigation •Environmental Management System •Social including human rights •Corporate Governance policies and practices
26 | AMH

Management Succession Planning
The Board considers management succession planning as one of its most important responsibilities. The Board periodically evaluates succession planning for the Chief Executive Officer role and other senior executive roles so as to facilitate smooth transitions of leadership. The Board is assisted in these efforts by the Chairperson, the Chief Executive Officer, and the Human Capital and Compensation Committee. In accordance with its charter, the Human Capital and Compensation Committee reviews and reports to the Board on the company's programs and practices for talent development and maintaining the continuity of capable management. In recent years, the Human Capital and Compensation Committee has set management succession planning as an individual goal on which our NEO's performance-based cash incentive awards have been partially based.
In connection with the Board's focus on management succession planning, in February 2024, the company announced that following Mr. Singelyn's retirement on December 31, 2024, Mr. Smith will succeed him as our next Chief Executive Officer, and that Mr. Singelyn will continue to serve as an advisor through June 2025 to ensure a smooth transition. The company also announced that Mr. Lau was promoted to the elevated role of Senior Executive Vice President, along with his continuing role as Chief Financial Officer.
Cybersecurity Risk
Given the critical nature of data privacy and cybersecurity, we have developed strong risk management and oversight procedures. The Audit Committee, which consists solely of independent trustees, and whose chair has information security experience, oversees cybersecurity risks, including through quarterly updates from our Chief Technology Officer and Vice President of Information Security, who leads our dedicated cybersecurity team, and other members of our executive leadership team. The Audit Committee and our Board also conduct a full review of cybersecurity annually and considers cybersecurity as part of our business strategy, financial planning and capital allocation, particularly for IT procurement.
As part of our Board refreshment efforts in recent years we have focused on adding trustees with cybersecurity risk management experience. Currently four members of our Board have information security experience. Ms. Webb earned a CERT Certificate in Cybersecurity Oversight issued by the National Association of Corporate Directors and Carnegie Mellon University. Messrs. Hart and Kropp have information security expertise from their prior executive experience, and Messrs. Kropp and Singelyn have information security expertise from their oversight responsibilities with the company. See “Governance Framework—How We Are Selected, Elected, Evaluated and Refreshed” above.
Please see our Annual Report on Form 10-K for the year ended December 31, 2023 for more information on our processes and procedures for addressing and managing cybersecurity risks.
Public Policy and Political Engagement
Our Nominating and Corporate Governance Committee oversees the company’s public policy and political engagement activities, including political contributions. In order to facilitate informed decision-making and accountability with respect to the company’s political and charitable contributions, the Nominating and Corporate Governance Committee has adopted a Public Policy and Political Engagement Policy that applies to contributions or expenditures of corporate funds to various political entities (including political candidates and parties and political action committees). The policy provides that political contributions by the company must adhere to all applicable laws and regulations and be made in a manner consistent with the company’s core values and to enhance shareholder value, without regard to the personal political preferences of company officers or trustees. The policy requires that all such expenditures be reported to the Nominating and Corporate Governance Committee. We also maintain a political action committee (“PAC”) that is registered with the Federal Election Commission. The PAC makes political contributions on a bipartisan basis to political parties, political committees and candidates that support policies and positions important to the company. The contributions made by the PAC are not funded by corporate funds but are fully funded by voluntary contributions made by company leaders.
2024 Proxy Statement | 27

How We Are Paid
Our Board has established a compensation program for our non-management trustees that includes a mix of cash and equity compensation. The Human Capital and Compensation Committee, with the input and support of Semler Brossy, the independent compensation consultant to the Human Capital and Compensation Committee, annually evaluates the adequacy of the trustee compensation program.
Retainers. In May 2023, the Board approved the following annual cash compensation for non-management trustees:
•an annual cash retainer of $80,000;
•an additional annual cash retainer of $50,000 for the Chairperson;
•an additional annual cash retainer of $30,000 to the chair of the Audit Committee;
•an additional annual cash retainer of $20,000 to the chairs of the Human Capital and Compensation Committee and Nominating and Corporate Governance Committee;
•an additional annual cash retainer of $11,500 to the other members of the Audit Committee; and
•an additional annual cash retainer of $7,000 to the other members of the Human Capital and Compensation Committee and Nominating and Corporate Governance Committee.

The company also reimburses non-management trustees for reasonable out-of-pocket expenses incurred in the performance of their duties as trustees, including without limitation, travel expenses in connection with their attendance in-person at Board and committee meetings. Trustees who are employees do not receive any compensation for their services as trustees.
Equity Awards. For 2023, on the date of the Annual Meeting, each non-management trustee received an award of restricted share units (“RSUs”) with a value of $150,000 as determined by the closing price on the NYSE of the company’s Class A common shares on the date of grant. Awards for new trustees and the annual grants to non-management trustees vest in full one year from the date of grant.
Trustee Compensation Table. The following table presents information relating to the total compensation of our non-employee trustees for the fiscal year ended December 31, 2023. Mr. Singelyn did not receive any compensation for his service as trustee in 2023. Mr. Singelyn’s compensation as our Chief Executive Officer is described in the “Executive Compensation” section below.

Name	Paid in Cash ($)	Stock Awards ($) (1)(2)	Total ($)

Matthew J. Hart	$111,250	$150,000	$261,250

Douglas N. Benham	$99,750	$150,000	$249,750

Jack Corrigan	$77,500	$150,000	$227,500

David Goldberg	$77,500	$150,000	$227,500

Tamara H. Gustavson	$77,500	$150,000	$227,500

Michelle C. Kerrick	$98,750	$150,000	$248,750

James H. Kropp	$96,375	$150,000	$246,375

Lynn C. Swann	$92,625	$150,000	$242,625

Winifred M. Webb	$89,500	$150,000	$239,500

Jay Willoughby	$92,625	$150,000	$242,625

Matthew R. Zaist	$97,250	$150,000	$247,250
(1)RSU awards valued at the closing share price on the NYSE of $35.22 per share for Class A common shares on May 9, 2023, which was the date of grant for all trustees. The value of the stock awards is computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.
(2)As of December 31, 2023, each non-management trustee had the following number of fully vested and exercisable options outstanding: Mr. Hart held a total of 50,000; Mr. Kropp held a total of 40,000; Ms. Gustavson and Mr. Benham each held a total of 30,000; and Ms. Webb and Mr. Willoughby each held a total of 10,000. In addition, as of December 31, 2023, each non-management trustee held a total of 4,259 restricted share units which vest in full on May 9, 2024.

28 | AMH

Share Ownership Policy. Our share ownership policy approved by the Board applies to each of our executive officers and trustees and is intended to align their interests with the interests of the company’s shareholders. Each non-management trustee covered by the policy is expected to own Class A common shares and equivalents (including Class A partnership units that are convertible into Class A common shares and RSUs that are only subject to time vesting) of the company with an aggregate market value of five times the previous year annual cash retainer (excluding any Board committee fees). Additionally, each non-management trustee covered by the policy is expected to establish an initial beneficial ownership position of Class A common shares and equivalents within one year of his or her appointment to the Board and to be in full compliance within five years of becoming subject to the policy. Securities that have been pledged, unvested performance-based RSUs and shares underlying vested or unvested options are not counted for purposes of the policy. For information regarding requirements for executive officers, see “Executive Officer Share Ownership and Other Compensation Policies—Executive Officer Share Ownership Policy” below.

All of our trustees are in compliance with the policy. If a non-management trustee is ever not in compliance with the policy (other than solely as a result of decreases in Class A common share market price), the non-management trustee must retain 100% of the Class A common shares and equivalents beneficially owned and subsequently awarded by the company (other than sales to cover withholding taxes owed in connection with equity awards or option exercise costs) until the non-management trustee is in compliance with the policy.
The Human Capital and Compensation Committee has the authority to administer and interpret, to monitor compliance with and to make all determinations regarding the share ownership policy.
How You Can Communicate With Us
We value and actively solicit feedback from our shareholders. During fiscal year 2023, management met with approximately 160 institutional investors at virtual conferences, non-deal roadshows and industry calls.
We encourage all shareholders to contact our investor relations team with any questions or comments by:

EMAIL	WEBSITE	MAIL	TELEPHONE

Email investors@amh.com	Visit www.amh.com under “Investor Relations”	Write to AMH Attn: Investor Relations 280 Pilot Road Las Vegas, NV 89119	Call (855) 794-2447
The Board also welcomes feedback from shareholders and other interested parties. We receive a large volume of correspondence regarding a wide range of subjects each day, including correspondence relating to ordinary business operations. As a result, our individual trustees are often not able to respond to all communications directly. Therefore, the Board has established a process for managing communications to the Board and individual trustees. Any shareholder communication to the Board should be addressed to: Board of Trustees, c/o Corporate Secretary, AMH, 280 Pilot Road, Las Vegas, Nevada 89119. Communications that are intended for a specified individual trustee or group of trustees should be addressed to the trustee(s) c/o Corporate Secretary at the above address, and all such communications received will be forwarded to the designated trustee(s).
2024 Proxy Statement | 29

Proposal 2

Ratification of Independent Registered Public Accounting Firm

30 | AMH

2024 Proxy Statement | 31

The Audit Committee is responsible for appointing the company’s independent registered public accounting firm. Ernst & Young LLP (“EY”) was first appointed as the company’s independent registered public accounting firm in August 2016. In February 2024, the Audit Committee re-appointed EY to serve as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to ratification of the appointment by the company’s shareholders. The Board believes that the selection of EY is in the best interest of the company and its shareholders and recommends that shareholders ratify the Audit Committee’s appointment of EY as the independent registered public accounting firm.

Although we are not required to seek ratification of the appointment of EY, the Board believes that doing so is a matter of good corporate governance. Even if the appointment of EY is ratified by the shareholders, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interest of the company and its shareholders. If shareholders do not ratify the appointment of EY, the Audit Committee will reconsider its selection but may determine to confirm the appointment.
Representatives from EY will be in attendance at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Audit and Non-Audit Fees
The following table shows the fees billed to the company by EY for audit and other services provided for fiscal years 2023 and 2022:

	2023	2022

Audit fees (1)	$1,765,774	$1,720,788

Audit-related fees	–	–

Tax fees	–	–

All other fees	–	–

Total	$1,765,774	$1,720,788
(1)Audit fees represent fees for professional services provided in connection with the integrated audit of the company’s annual financial statements and internal control over financial reporting, reviews of the interim financial statements included in the company’s quarterly reports on Form 10-Q, professional services related to the company’s registration statements, securities offerings and related SEC correspondence, and audits of certain of the company’s subsidiaries and unconsolidated joint ventures.

Auditor Independence: The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining the independence of the company’s independent registered public accounting firm.
Policy to Approve Services of Independent Registered Public Accounting Firm: The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy relating to services performed by the company’s independent registered public accounting firm. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, all audit and permissible non-audit services must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its Chairperson to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for all such services shall not exceed $200,000 prior to reporting such pre-approved engagements to the Audit Committee.
The Chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting for review and provide a description of the terms of the engagement, including:
•the type of services covered by the engagement;
•the dates the engagement is scheduled to commence and terminate;
•the estimated fees payable by us pursuant to the engagement;
•other material terms of the engagement; and
•such other information as the Audit Committee may request.
Under this policy, the Audit Committee pre-approved all services performed by EY during 2023, including those listed in the table above.
32 | AMH

Audit Committee Report
The Audit Committee operates pursuant to a charter that is reviewed annually by the Audit Committee. A brief description of the primary responsibilities of the Audit Committee is included in this proxy statement under the caption “Governance Framework—How We Are Organized—Audit Committee.” In addition to the accounting and financial reporting matters addressed below, the Audit Committee’s responsibilities include oversight of the company’s risk management program.

The Audit Committee’s responsibilities include appointing the company’s independent registered public accounting firm, pre-approving audit and non-audit services provided by the firm and assisting the Board in providing oversight to the company’s financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee meets with the company’s independent registered public accounting firm, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters.
Management is responsible for the company’s financial statements, including the estimates and judgments on which they are based, for maintaining effective internal controls over financial reporting and for assessing the effectiveness of internal controls over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing a report thereon. It is not the Audit Committee’s responsibility to plan or conduct audits or to determine that the company’s financial statements and disclosures are complete, accurate and in accordance with U.S. generally accepted accounting principles and applicable laws, rules and regulations. The Audit Committee’s responsibility is to monitor and oversee these processes and the Audit Committee necessarily relies on the work and assurances of the company’s management and of the company’s independent registered public accounting firm.
As part of its oversight responsibilities related to the company’s financial statements included in the company’s Annual Report on Form 10-K, the Audit Committee met with management and EY, the company’s independent registered public accounting firm, and reviewed and discussed with them the audited consolidated financial statements. Management represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB.
The Audit Committee also discussed with EY the overall scope and plans for the annual audit, the results of their procedures, including critical audit matters addressed during the audit, examinations, their evaluation of the company’s internal controls and the overall quality of the company’s financial reporting.
The company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the applicable rules of the PCAOB, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. In addition, the Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the company and its affiliates is compatible with the firm’s independence.
The Audit Committee met with representatives of management, internal audit, legal counsel and the company’s independent registered public accounting firm on a regular basis throughout the year to discuss the progress of management’s testing and evaluation of the company’s system of internal control over financial reporting in response to the applicable requirements of the Sarbanes-Oxley Act of 2002 and related SEC regulations. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the company’s internal controls over financial reporting. In addition, the Audit Committee received from EY its assessment of and opinion on the company’s internal control over financial reporting as of December 31, 2023. The Audit Committee reviewed and discussed the results of management’s assessment and EY’s audit.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC. The Audit Committee also approved the appointment of EY as the company’s independent registered public accountants for the fiscal year ending December 31, 2024 and recommended that the Board submit this appointment to the company’s shareholders for ratification at the Annual Meeting.

THE AUDIT COMMITTEE

Michelle C. Kerrick, Chair
James H. Kropp
Lynn C. Swann
Jay Willoughby

2024 Proxy Statement | 33

Principal Shareholders
Share Ownership of 5% or Greater Beneficial Owners
The following table sets forth information regarding the beneficial ownership of our common shares and common shares into which units in American Homes 4 Rent, L.P., our operating partnership (“OP units”), may be exchangeable by each person known by us to be the beneficial owner of 5% or more of our common shares and OP units as of December 31, 2023.

Name and Address	Number of Common Shares Beneficially Owned (1)	Number of Common Shares and OP Units Beneficially Owned (2)	Percentage of All Common Shares Beneficially Owned (1)	Percentage of All Common Shares and OP Units Beneficially Owned (2)

The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	44,578,702	44,578,702	12.22%	10.71%
BlackRock, Inc. (4) 50 Hudson Yards New York, NY 10001	26,409,042	26,409,042	7.24%	6.34%
Tamara H. Gustavson (5) c/o Malibu Management 22917 Pacific Coast Highway, Suite 300 Malibu, CA 90265	21,452,062	21,452,062	5.88%	5.15%
Norges Bank (The Central Bank of Norway) (6) Bankplassen 2 PO Box 1179 Sentrum NO 0107 Oslo Norway	23,288,637	23,288,637	6.38%	5.59%
HF Investments 2010, LLC (7) c/o Malibu Management 22917 Pacific Coast Highway, Suite 300 Malibu, CA 90265	6,645,581	54,765,472	1.82%	13.16%
(1)Assumes a total of 364,296,431 Class A and 635,075 Class B common shares are outstanding as of December 31, 2023. All Class B common shares are held by HF Investments 2010, LLC (“HF LLC”).
(2)Assumes a total of 364,931,506 common shares and 51,376,980 OP units (which OP units may be redeemed for cash or, at our option, exchanged for our Class A common shares) are outstanding as of December 31, 2023, excluding OP units held by the company.
(3)This information is as of December 31, 2023 and is based on a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group as investment advisor to report that it has shared voting power with respect to 453,424 Class A common shares, sole dispositive power with respect to 43,859,880 Class A common shares and shared dispositive power with respect to 718,822 Class A common shares.
(4)This information is as of December 31, 2023 and is based on a Schedule 13G/A filed on January 26, 2024 by BlackRock, Inc. to report that it has sole voting power with respect to 24,344,670 Class A common shares and sole dispositive power with respect to 26,409,042 Class A common shares.
(5)Includes 30,000 shares underlying stock options that have vested as of December 31, 2023. Does not include any shares held by (i) HF LLC which is comprised of trusts established by B. Wayne Hughes, for certain of his heirs, including the children of Ms. Gustavson or (ii) other trusts formed by B. Wayne Hughes for which Ms. Gustavson currently serves as trustee. These shares are reported separately in this table.
(6)This information is as of December 31, 2023 and is based on a Schedule 13G/A filed on February 13, 2024 by Norges Bank to report that it has sole voting power with respect to 21,967,376 Class A common shares, sole dispositive power with respect to 21,967,376 Class A common shares and shared dispositive power with respect to 1,321,261 Class A common shares.
(7)HF LLC is comprised of trusts established by B. Wayne Hughes for certain of his heirs. Anita McIntyre, an officer of Malibu Management, Inc., a corporation 50% owned by Ms. Gustavson, is the sole manager of HF LLC. As the sole manager of HF LLC, Ms. McIntyre has voting and dispositive power over the common shares and OP units directly owned by HF LLC and may be deemed to have beneficial ownership over such securities. Ms. Gustavson disclaims beneficial ownership of all common shares and OP units owned by HF LLC. The HF LLC ownership interests disclaimed by Ms. Gustavson include:
(i)6,010,506 Class A common shares;
(ii)635,075 Class B common shares (for voting purposes, each Class B common share entitles the holder to 50 votes on all matters on which the holders of Class A common shares are entitled to vote); and
(iii)48,119,891 Class A units issued by our operating partnership (“Class A units”).
34 | AMH

Share Ownership of Trustees and Management
The following table sets forth information, as of March 1, 2024, regarding the beneficial ownership of our common shares and common shares into which OP units may be exchangeable by (1) each of our executive officers, (2) each of our trustees and (3) all of our executive officers and trustees as a group. Except as otherwise indicated, each trustee and executive officer has sole voting and investment power over his or her shares.

Name	Number of Common Shares Beneficially Owned (1)	Number of Common Shares and OP Units Beneficially Owned (2)	Percentage of All Common Shares Beneficially Owned (3)	Percentage of All Common Shares and OP Units Beneficially Owned (3)

Matthew J. Hart (5)	77,077	77,077	*	*
David P. Singelyn (4)	396,474	1,646,474	*	*
Douglas N. Benham (5)	51,317	63,525	*	*
Jack Corrigan	228,304	928,304	*	*
David Goldberg	46,618	586,684	*	*
Tamara H. Gustavson (5)(6)	21,452,062	21,452,062	5.86%	5.14%
Michelle C. Kerrick	10,091	10,091	*	*
James H. Kropp (5)	78,253	78,253	*	*
Christopher C. Lau (5)	44,188	44,188	*	*
Bryan Smith (5)	201,910	201,910	*	*
Lynn C. Swann	23,109	23,109	*	*
Sara H. Vogt-Lowell (5)	100,443	100,443	*	*
Winifred M. Webb (5)	23,795	23,795	*	*
Jay Willoughby (5)	23,795	23,795	*	*
Matthew R. Zaist	14,607	14,607	*	*
All trustees and executive officers as a group (15 persons) (4)(5)(6)	22,772,043	25,274,317	6.22%	6.05%
*Represents less than 1.0%
(1)Includes Class A common shares held of record or beneficially by members of the immediate family of executive officers and trustees of the company.
(2)OP units may be redeemed for cash or, at our option, exchanged for our Class A common shares.
(3)Assumes 365,610,569 Class A common shares, 635,075 Class B common shares and 51,376,980 OP units are outstanding as of March 1, 2024, excluding OP units held by the company.
(4)Mr. Singelyn has pledged 1,000,000 Class A partnership units and 175,000 Class A common shares to secure a personal loan that was indirectly used to finance his initial investment in the company. This pledge is grandfathered under the company's insider trading policy, which prohibits any new pledges.
(5)Includes the following vested stock options that have vested as of March 1, 2024: 2,500 for Mr. Lau, 120,000 for Mr. Smith, 42,500 for Ms. Vogt-Lowell, 40,000 for Messrs. Hart and Kropp, 30,000 for Mr. Benham and Ms. Gustavson, and 10,000 for Ms. Webb and Mr. Willoughby.
(6)Does not include any shares held by HF LLC, which is comprised of trusts established by B. Wayne Hughes for certain of his heirs, including the children of Ms. Gustavson. Ms. Gustavson disclaims any beneficial ownership of the shares and units held by HF LLC. HF LLC ownership interests include:
(i)6,010,506 Class A common shares;
(ii)635,075 Class B common shares issued (for voting purposes, each Class B common share entitles the holder to 50 votes on all matters on which the holders of Class A common shares are entitled to vote); and
(iii)48,119,891 Class A units.
2024 Proxy Statement | 35

Executive Officer Share Ownership and Other Compensation Policies
Executive Officer Share Ownership Policy
Our share ownership policy approved by the Board is intended to align the interests of our executive officers and trustees with the interests of the company’s shareholders. For information regarding requirements for trustees, see “How We Are Paid—Share Ownership Policy” above. The policy applies to the company’s Chief Executive Officer and other Section 16 executive officers. Each person covered by the policy is expected to own Class A common shares and equivalents (including Class A partnership units that are convertible into Class A common shares and unvested RSUs that are only subject to time vesting) of the company with an aggregate market value of:
•Six times the previous year annual base salary for the Chief Executive Officer; and
•Three times the previous year annual base salary for the other executive officers.
Securities that have been pledged, unvested performance-based RSUs (“PSUs”) and shares underlying vested or unvested options are not counted for purposes of the policy.
All of our NEOs have met the ownership thresholds described above and are in compliance with the policy. Each executive officer covered by the policy is expected to establish an initial beneficial ownership position of Class A common shares and equivalents within one year of his or her appointment to the position that results in the application of the policy and to be in full compliance within five years of becoming subject to the policy. Executive officers already subject to the policy that become subject to increased ownership requirements as a result of a promotion are expected to be in compliance with the increased threshold by the fifth anniversary of the promotion.
If an executive officer is not in compliance with the policy (other than solely as a result of decreases in Class A common share market price), the executive officer must retain 100% of the Class A common shares and equivalents beneficially owned and subsequently awarded by the company (other than sales to cover withholding taxes owed in connection with equity awards or option exercise costs) until the executive officer is in compliance with the policy.

The Human Capital and Compensation Committee has the authority to administer and interpret, to monitor compliance with and to make all determinations regarding the share ownership policy.

Clawback Policy
In April 2023, the Board amended the company’s Executive Officer Performance-Based Compensation Recovery Policy. The amended policy applies to our executive officers, our principal accounting officer and any other employee who may from time to time be deemed subject to the policy by the Human Capital and Compensation Committee. The policy provides for mandatory clawback in certain situations in compliance with recent SEC and NYSE rules. Specifically, in the event the company’s financial results are restated due to material noncompliance with any financial reporting requirement, the company is required (except in limited circumstances) to recover the amount of excess incentive compensation received by any covered officer.
The clawback period covers the three completed fiscal years preceding the date the company determines that the company is required to prepare an accounting restatement. Excess incentive compensation is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure that was in excess of the amount that such covered officer would have received taking into account the restated financial results. The Human Capital and Compensation Committee administers the policy which is available on the Investor Relations section of our website and has been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023.
36 | AMH

Anti-Hedging and Anti-Pledging Policy
The anti-hedging provisions of our insider trading policy prohibit trustees, officers and employees from directly or indirectly engaging in hedging against future declines in the market value of any securities of the company. This would cover the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.
In 2022, we amended our insider trading policy to adopt anti-pledging provisions, which prohibit trustees, officers and employees from any new pledge of company securities after the effective date of the amendment, including holding company securities in a margin account or otherwise pledging company securities as collateral for a loan.
In 2012, to finance his acquisition of interests in the company’s former sponsor, AH LLC, Mr. Singelyn obtained loans secured by a pledge of a portion of his holdings of common shares and operating partnership units. These loans were subsequently refinanced with a loan from a third party lender subject to a similar pledge. Our Board recognizes that this pledge originated with Mr. Singelyn’s initial investment in founding the company and that maintaining this pledge facilitates liquidity and financial flexibility for Mr. Singelyn while enabling him to maintain his significant ownership interest in the company. The Board has determined that the pledge (i) does not present a significant risk of lender foreclosure or an unexpected sale of a large volume of shares on the open market, (ii) is not part of a hedging strategy and (iii) is unlikely to result in adverse effects to shareholders. In addition, the Board has considered the fact that Mr. Singelyn owns a significant number of unpledged Class A common shares and equivalents and that such unpledged equity satisfies the requirements of our share ownership policy. This pledge was grandfathered under the amendments to the insider trading policy adopted in 2022 and no new pledges are permitted.
Waivers of these prohibitions are not permitted under the policy. The objective of this policy is to further enhance alignment between the interests of our trustees, officers and employees and those of our shareholders.

2024 Proxy Statement | 37

Executive Officers
Our Executive Officers
Set forth below is biographical information regarding each of our current executive officers, other than Mr. Singelyn, whose information is presented under “Biographical Information About Our Trustee Nominees.” Our executive officers are appointed annually by, and serve at the discretion of, the Board. There are no family relationships between any of the executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Bryan A. Smith Age: 50	Chief Operating Officer

Background
•AMH, Chief Operating Officer (since 2019); Executive Vice President and President of Property Management (2015-2019); Senior Vice President and Director of Property Management (2012-2015)
• American Homes 4 Rent Advisor, LLC (our former manager), Senior Vice President of Acquisitions
• Tax Review Group, Partner
•Watermark Group, Partner and CFO
•Deloitte & Touche LLP, Senior
Education • B.A. in Business Economics, University of California, Los Angeles •M.B.A., UCLA Anderson School of Management •Certified Public Accountant (inactive)

Christopher C. Lau Age: 42	Chief Financial Officer and Senior Executive Vice President

Background
• AMH, Chief Financial Officer (since 2018); Vice President, Senior Vice President and then Executive Vice President – Finance (2013-2018)
• National Rental Home Council, Member and Chair of the Finance Committee (since 2018)
• Deloitte & Touche LLP, Senior Manager, Real Estate M&A Advisory; Senior Manager, Real Estate Audit
Education •B.S. in Accounting, San Diego State University •Certified Public Accountant (inactive)

Sara H. Vogt- Lowell Age: 48	Chief Legal Officer

Background
• AMH, Chief Legal Officer (since 2012)
• American Homes 4 Rent Advisor, LLC (our former manager), Chief Legal Officer
•Public Storage Canada and American Commercial Equities, General Counsel
•Latham & Watkins LLP, Associate, Finance Department
Education • B.A. in Political Science, University of California, Los Angeles • J.D., University of California, Berkeley • Member of the California State Bar
38 | AMH

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis section explains the objectives of our executive compensation programs, outlines the elements of executive officer compensation and describes the factors considered by the Human Capital and Compensation Committee (as used in this section, the “Committee”) to determine the amounts of compensation for our NEOs for 2023 service.
Our Named Executive Officers
For 2023, our NEOs are: (i) David P. Singelyn, Chief Executive Officer and a trustee; (ii) Bryan Smith, Chief Operating Officer; (iii) Christopher C. Lau, Chief Financial Officer and Senior Executive Vice President; and (iv) Sara H. Vogt-Lowell, Chief Legal Officer.
2023 Say-on-Pay Vote Results and Shareholder Engagement
At our 2023 Annual Meeting of Shareholders, 96.9% of our shareholders voted in support of our say-on-pay proposal.
Over the course of 2023, the company maintained an ongoing dialogue with a broad set of shareholders on diverse topics including executive compensation, business operations and strategy, financial results, corporate governance and environmental and social priorities. Members of management and, in some instances, Mr. Zaist, chair of our Nominating and Corporate Governance Committee, participated in these meetings.
Based on these discussions and the results of our 2023 say-on-pay vote, we believe shareholders continue to broadly support our compensation program, which aligns the majority of executive compensation with shareholder return. As such, no changes were made to our compensation program as a result of the 2023 Say-on-Pay vote.

2023 Compensation Overview
The 2023 compensation program for NEOs consisted of three components: (i) an annual base salary; (ii) an annual cash incentive based substantially on the achievement of pre-determined performance criteria consisting of a corporate metric and individual goals; and (iii) long-term equity incentives designed to directly link executive compensation with shareholder outcomes. Since the company commenced operations in 2012, it has historically set the Chief Executive Officer's annual total compensation at levels well below its peers. In doing so, the company considered Mr. Singelyn's significant equity ownership as a result of his role in co-founding the firm and the retention protections in the manner in which that equity ownership was financed. Since 2019, the company began to transition Mr. Singelyn's annual total compensation to levels more competitive with peer pay practices and more representative of his value and contributions to the company.
In 2023, the company increased the base salaries of Messrs. Smith and Lau by 4% and Ms. Vogt-Lowell by 5.3% as compared to their 2022 base salaries based on each executive's performance and the competitive positioning of their base salaries relative to the market. Mr. Singelyn’s base salary was unchanged. The 2023 NEO annual cash incentive target levels as a percentage of base salary were unchanged from 2022. Mr. Singelyn’s 2023 long-term equity incentive award was increased by 25% from 2022 in recognition of his strong performance in delivering over 13% year-over-year Core FFO growth per share and unit in 2022 and his below-market compensation relative to chief executive officers at competitors and peer companies. The 2023 long-term equity incentive awards as a percentage of base salary were unchanged from 2022 for the other NEOs. Additional information is available in the “2023 Compensation Decisions” section of this proxy statement.
The Committee continued its practice of awarding PSUs as part of the equity compensation that are tied to the achievement of both relative total shareholder return (“TSR”) and absolute Core Funds from Operations per share (“Core FFO”) growth goals, which were set based on the company’s peer group’s Core FFO performance over a three-year period.

2024 Proxy Statement | 39

Compensation Philosophy, Objectives and Governance
The primary goal of our executive compensation program is to align the interests of our NEOs with those of our shareholders in a way that allows us to attract, retain and motivate highly qualified executive talent. The Committee oversees the compensation of our NEOs, including setting base salaries, awarding annual cash incentives and granting equity awards. The following table highlights key features of our executive compensation program that demonstrate our ongoing commitment to promoting shareholder interests through sound compensation governance practices.

	What We Do		What We Don’t Do

✓	DO require “double trigger” change in control benefits	✘	NO “single-trigger” change in control cash or equity payments

✓
DO seek to align pay and performance with a balanced mix of company and individual performance criteria tied to operational and strategic objectives (including sustainability and human capital management objectives) established at the beginning of the performance period by the Committee
		✘	NO compensation or incentives that encourage risk-taking reasonably likely to have a material adverse effect on the company

✓
DO award a significant percentage of NEO total compensation in the form of equity which includes awards subject to multi-year, performance-based vesting based on relative TSR goals and absolute Core FFO per share growth goals set based on historical peer group performance
		✘	NO tax gross-ups for any executive officers

✓
DO have robust NEO share ownership guidelines, including 6x base salary for CEO, and a requirement that each NEO establish an initial ownership position in company shares within one year of joining the company
		✘	NO re-pricing or buyouts of underwater stock options

✓	DO have a mandatory compensation clawback policy for executive compensation covering both cash and equity incentives	✘	NO hedging or future pledging transactions by employees or trustees involving our securities

✓	DO annually review a compensation risk assessment with the Committee	✘	NO guarantees of cash incentive compensation or of equity grants

✓	DO provide caps within annual and long-term incentive plan awards	✘	NO long-term employment contracts with executive officers

✓	DO engage an independent compensation consultant to advise the Committee	✘	NO excessive perquisites

✓	DO utilize a sustainability goal as one of the incentive compensation criteria

40 | AMH

The following chart depicts for Mr. Singelyn and for the other NEOs in 2023 the split between (i) at-risk compensation, consisting of RSUs, PSUs and annual cash incentive awards and (ii) compensation not tied to performance, consisting of base salary, and further demonstrates our philosophy of aligning executive compensation with company performance and shareholder interests. The amounts below include PSUs at their grant date fair values and annual cash incentive awards based on actual achievement in 2023:

Elements of Executive Officer Compensation

Component	Form	Objective and Explanation

Salary	Cash	•Base level compensation, rewards day-to-day performance and standard job duties •Reflects level of responsibilities and experience/tenure

Performance- Based Annual Cash Incentive	Cash
•Designed to reward the achievement of specific, pre-established annual financial and operational objectives
•2023 performance objectives consist of company and individual goals
• Committee has discretion to adjust performance criteria, including to address extraordinary events

Equity Awards	Performance-based PSUs and service-based RSUs
• The equity pay mix for our CEO and other NEOs in 2023 was 60% PSUs and 40% RSUs
• Provide alignment of interests with shareholders
• Multi-year vesting periods aid in retention
•Service-based RSUs further support retention as they provide a retention incentive even during difficult market conditions, when we may need it most
• Performance-based PSUs tied to multi-year goals motivate executives to focus on sustained, long-term financial performance

2024 Proxy Statement | 41

2023 Compensation Decisions
Changes to Compensation of the CEO
As a founder and significant shareholder of the company, Mr. Singelyn historically agreed to accept a below-market salary and to forego any bonus or equity incentives during the company’s initial growth phase. Starting in 2019, the Committee began transitioning to market compensation for Mr. Singelyn, supported by the data and recommendations provided by the Committee’s independent compensation advisor. As part of this process, Mr. Singelyn’s long-term equity incentive award target was increased by 25% in 2023. Mr. Singelyn’s 2023 base salary and annual cash incentive target were unchanged from 2022. Mr. Singelyn’s 2023 total compensation at target was in the bottom quartile of the peer group.
Changes to Compensation of the other Named Executive Officers
In consideration of the recommendation from Mr. Singelyn and each executive's performance and the competitive positioning of their base salaries relative to the market, the Committee increased 2023 base salaries for Mr. Smith to $624,000, for Mr. Lau to $624,000 and for Ms. Vogt-Lowell to $500,000, representing 4%, 4%, and 5.3% increases respectively. The 2023 annual cash incentive targets for Messrs. Smith and Lau and Ms. Vogt-Lowell were unchanged from 2022.
Performance-based Incentive Bonuses—2023 Performance Metrics and Targets
The 2023 incentive plan targets established by the Committee in the first quarter of 2023 were:

NEO	Title	Target % of base salary

David P. Singelyn	Chief Executive Officer	200%

Bryan Smith	Chief Operating Officer	150%

Christopher C. Lau	Chief Financial Officer and Senior Executive Vice President	150%

Sara H. Vogt-Lowell	Chief Legal Officer	125%
2023 performance-based incentive bonuses (the “Annual Incentive Plan” or “AIP”) were based 70% on a corporate metric and 30% on individual goals that were established for each NEO by the Committee in the first quarter of 2023.
•Corporate Metric: In the first quarter of 2023, the Committee set the corporate metric as growth in Core FFO. The Committee selected Core FFO as the corporate metric because it is a commonly used measure of real estate investment trust (“REIT”) performance by investors and it is a metric used for compensation purposes by the majority of our peer group.
•Individual Goals: The 2023 individual goals set for the NEOs are described below under “2023 Performance-based Cash Incentive Awards.”
Growth in Core FFO
The target Core FFO goal for 2023 was $1.6250 per common share, a 5.5% increase over 2022 actual Core FFO per common share. The threshold, target and maximum bonus payable at the targets set by the Committee are set forth below. In the event the result achieved was between target levels in the chart, the bonus paid is adjusted accordingly through linear interpolation.

42 | AMH

Committee Assessment of Achievement of 2023 Goals
2023 Performance-based Cash Incentive Awards
Corporate metric achievement
The company achieved 2023 Core FFO per share of $1.6622, which was 2.3% above the target of $1.6250. As a result, the Committee determined that each NEO earned 115.3% of his or her target for the Core FFO per share component of the award.

Core FFO per share (70% weighting)
Performance Achievement	Performance (% Target)	AIP Payout (% Target)	Performance **
Maximum	115%	200%	$1.8688
Target	100%	100%	$1.6250
Threshold	85%	0%	$1.3813
Actual	102.3%	115.3%	$1.6622
**Core FFO per share
Individual goal achievement (30% weighting)
In addition to the achievement of the corporate metric, each NEO was also assessed on four individual goals related to: driving results for the company, sustainability, developing a succession plan for his or her function, and personal development.
In the first quarter of 2023, the Committee determined Mr. Singelyn’s 2023 goals would be (i) to advance the strategic plan of the company in collaboration with the Board, (ii) to lead employee engagement to exceed industry benchmarks, (iii) to strategically manage employee turnover, (iv) to prepare for management succession planning and to develop a deep bench of executive talent, and (v) to enhance employee engagement programs.
In February 2024, the Committee reviewed Mr. Singelyn’s achievement of these goals and determined that he had earned 99.0% of his target for the individual goal portion of his 2023 performance-based cash incentive award. The Committee considered the following in making its determination:

•Mr. Singelyn’s effective communication and partnership with the Board to address dynamic market conditions and navigating business risks.
•Mr. Singelyn’s achievement of employee engagement survey results that consistently outperform industry benchmarks;
•Mr. Singelyn's personal leadership of employee engagement events throughout the year; and
•Mr. Singelyn's leadership in succession planning at all levels of management and initiatives to identify and develop future leaders.
The Committee followed a similar process of establishing individual goals and assessing results for our other NEOs. The Committee determined that Mr. Smith achieved 99.7% of his goals and Mr. Lau and Ms. Vogt-Lowell each achieved 100% of their goals for the individual goal component of their respective 2023 performance-based cash incentive awards.
The following table details the performance-based cash incentive award achieved for each NEO, as determined by the Committee:

Cash-based Performance Award Achievement	David P. Singelyn	Bryan Smith	Christopher C. Lau	Sara H. Vogt- Lowell

Core Funds from Operations (70% weighting)	115.3%	115.3%	115.3%	115.3%

Individual Goals (30% weighting)	99.0%	99.7%	100.0%	100.0%

Aggregate Payout %	110.4%	110.6%	110.7%	110.7%

Aggregate Payout Amount	$1,766,560	$1,035,347	$1,036,246	$691,938
2024 Proxy Statement | 43

2023 Equity Awards
The Committee believes equity awards help align management and shareholder interests by increasing the percentage of total compensation that consists of equity, supporting long-term value creation and promoting the retention and stability of our executive management team. In the first quarter of 2023, the Committee granted the NEOs a mix of PSUs and time-based RSUs which vest ratably in equal annual installments over three years. 60% of grants are comprised of PSUs and the remaining 40% of grants are comprised of RSUs. The PSUs have a three-year performance period tied to the achievement of both relative TSR (50%) and absolute Core FFO per share growth goals (50%), which were set in the first quarter of 2023 based on an assessment of historical Core FFO growth rates of companies in our peer group over a three-year period. Payouts on PSUs at achievement of threshold goals will be 50% of target and maximum achievement will be 200% of target. PSU payouts are linearly interpolated for performance between the threshold, target, and maximum performance goals. The company’s TSR performance will be compared to a group of 30 publicly-traded REITs and other residential real estate companies selected by the Committee based on their enterprise values relative to the company's.

PSU Payout Level	Relative TSR Performance (50% weighting)	Core FFO Growth Achieved (50% weighting)

200%	75th Percentile	Maximum achievement against absolute Core FFO growth goal based on historical peer group performance

100%	50th Percentile	Target achievement against absolute Core FFO growth goal based on historical peer group performance

50%	25th Percentile	Threshold achievement against absolute Core FFO growth goal based on historical peer group performance
The 2023 Relative TSR peer group is comprised of Apartment Income REIT Corp., AvalonBay Communities, Inc., Boston Properties, Inc., Brixmor Property Group Inc., Camden Property Trust, Douglas Emmett, Inc., EastGroup Properties, Inc., Equity Lifestyle Properties, Inc., Equity Residential, Essex Property Trust, Inc., Extra Space Storage Inc., Federal Realty Investment Trust, Healthpeak Properties, Inc., Host Hotels & Resorts, Inc., Independence Realty Trust, Inc., Invitation Homes Inc., Kilroy Realty Corporation, Kimco Realty Corporation, Medical Properties Trust, Inc., Mid-America Apartment Communities, National Storage Affiliates Trust, NexPoint Residential Trust, Inc., Park Hotels & Resorts, Inc., Regency Centers Corporation, STORE Capital Corporation, Sun Communities, Inc., Tricon Residential Inc., UDR, Inc., Ventas, Inc., and W. P. Carey Inc.
The Committee awarded the following grants of RSUs and PSUs to the NEOs in February 2023:

2023	David P. Singelyn	Bryan Smith	Christopher C. Lau	Sara H. Vogt-Lowell

RSUs	58,022	21,724	21,724	11,605

PSUs	87,033	32,585	32,585	17,407
The Committee considered Mr. Singelyn’s recommendations in determining the grants to Messrs. Smith and Lau and Ms. Vogt-Lowell.

44 | AMH

Performance of 2021-2023 PSUs
The PSUs granted in 2021 (the "2021 PSUs") had the same design with pre-established, objective adjustments at the end of the performance period based on Relative TSR performance and Core FFO growth as described above for the PSUs granted in 2023. For the 2021 PSUs, the company achieved Relative TSR Performance at the 68th percentile of the applicable peer group, resulting in a payout of 172.0% for the Relative TSR component. The company also achieved annual Core FFO growth of 17.4%, 13.0% and 7.9%, respectively, for each year of the performance period, resulting in an annual award of 200.0%, 200.0% and 172.0%, respectively, and overall award and payout of 190.7% for the Core FFO growth component. The aggregate payout is 181.3% of target for the 2021 PSUs, as certified by the Committee in February 2024.

Three-Year Relative TSR Achievement (50% Weighting)			Three-Year Core FFO Achievement (50% Weighting)
Relative TSR Percentile	Peer Group TSR	Relative TSR Payout %	Annual Core FFO Growth	Core FFO Payout %

75th Percentile	36.9%	200%	9.0%	200%

50th Percentile	17.6%	100%	5.0%	100%

25th Percentile	5.2%	50%	1.0%	50%
2021-2023 Actual TSR Percentile	2021-2023 Actual TSR	Relative TSR Payout Achieved	2021-2023 Actual Core FFO Growth	Core FFO Payout Achieved
68th Percentile	26.9%	172.0%	17.4%, 13.0% and 7.9%	190.7%

Based on the Relative TSR achievement and Core FFO achievement described above, the overall PSU payout adjustment was 181.3% of the original award for each of the NEOs, as set forth in the following table.

2021 PSU Payouts	Target Payout (100%) (# of Shares)	Actual Payout (181.3%) (# of Shares)

David P. Singelyn	34,121	61,880

Bryan Smith	14,965	27,141

Christopher C. Lau	14,965	27,141

Sara H. Vogt-Lowell	9,312	16,888
2024 Compensation Outlook
In December 2023, the Committee, in consultation with its independent compensation consultant Semler Brossy, and taking into consideration the competitiveness of the company’s executive pay practices, approved the 2024 compensation program. The Committee considered Mr. Singelyn’s recommendations in determining the base salaries, performance-based cash incentive award targets and equity grant amounts to Messrs. Smith and Lau and Ms. Vogt-Lowell.
Base salaries: The Committee reviewed base salaries for 2024 and considered, among other things, a market analysis performed by Semler Brossy and, with respect to the executives that report to him, the recommendations of Mr. Singelyn. The base salaries for 2024 are set forth below. Mr. Singelyn received a base salary increase of 3.1%, Mr. Lau received a base salary increase of 4%, and Ms. Vogt-Lowell received a base salary increase of 5%. Mr. Smith initially received a base salary increase of 4% effective January 1, 2024, but his base salary was further adjusted effective February 21, 2024 in connection with the succession planning adjustments described below. In approving these salaries, the Committee considered the strong performance of each NEO in recent years, each NEO’s contributions to the company’s strategic plan, the relative pay of each NEO compared to similar roles at competitors and peer companies and the intense competition for top talent in the real estate industry generally and in the single-family home rental sector in particular.
Performance-based cash incentive award: As in 2023, the 2024 performance-based cash incentive award for NEOs will depend 70% on the achievement of Core FFO goals and 30% on the achievement of leadership goals that will be tailored to individual roles, but generally include objectives related to business strategy, sustainability, team development, and personal development. The 2024 target award level as a percentage of base salary was unchanged from 2023 for each of the NEOs other than Mr. Smith and are set forth below. Mr. Smith's target award was initially unchanged, but was revised in connection with the succession planning adjustments described below.
2024 Proxy Statement | 45

Long-term performance and time-based equity incentives: The 2024 equity awards consist of a mix of PSUs and time-based RSUs, with 60% of Mr. Singelyn’s and the other NEOs grants being PSUs. This is the same mix as in 2023. The PSU design is unchanged from 2023. The PSUs have a three-year performance period tied to the achievement of both relative TSR (50%) and Core FFO growth goals (50%), which were set in the first quarter of 2024 based on the Core FFO performance of the company’s peer group over a three-year period. Payouts on PSUs at achievement of threshold goals will be 50% of target and maximum achievement will be 200% of target. The time-based RSUs will vest ratably over three years. The Committee awarded PSUs and RSUs as set forth below.

Succession planning adjustments: In February 2024, Mr. Singelyn announced his intent to retire effective December 31, 2024, and the Board named Mr. Smith as our next Chief Executive Officer effective January 1, 2025. In connection with Mr. Smith's appointment as our next CEO, his base salary was adjusted to $750,000 and his annual cash incentive target was increased to 175% of his base salary. In addition, Mr. Lau was appointed to the elevated role of Chief Financial Officer and Senior Executive Vice President, effective February 21, 2024, and received a grant of 143,968 RSUs which cliff vest five years from the date of grant. Finally, Mr. Singelyn entered into a Retirement and Award Agreement on February 21, 2024 in connection with his retirement and to ensure a smooth CEO transition. Mr. Singelyn agreed to serve as CEO until December 31, 2024 and as an advisor to the company through June 30, 2025, and received a grant of 46,070 RSUs which cliff vest on June 30, 2025.

2024 NEO Compensation	David P. Singelyn	Bryan Smith	Christopher C. Lau	Sara H. Vogt- Lowell

Base Salary	$825,000	$750,000	$649,000	$525,000

Annual Cash Incentive Target	200%	175%	150%	125%

Annual RSU Grant	61,747	23,031	23,031	11,645

Annual PSU Grant	92,620	34,547	34,547	17,467

Succession Planning RSU Grant	46,070	-	143,968	-
Role of Management and Board in Determining the Compensation of Executive Officers
Mr. Singelyn attends most meetings of the Committee. He does not vote on items before the Committee and is not present during the Committee’s discussions and determination concerning his compensation. The Committee solicits his views on the performance of the executive officers reporting to him and consider his recommendations for their compensation. For 2023, the Committee set base salaries, bonus and equity compensation for our NEOs, other than Mr. Singelyn, after considering the views of other Board members and Mr. Singelyn’s recommendations.
Role of Compensation Consultant
Semler Brossy serves as the Committee’s independent, third-party compensation consultant. The Committee considered Semler Brossy’s advice on a range of compensation matters, including its consideration of potential enhancements to the 2023 compensation program, benchmarking analysis of peer compensation practices and its recommendations for the 2024 compensation program, in each case as discussed in more detail throughout this CD&A.

Semler Brossy reports directly to the Committee and does not provide services to the company’s management that are not under the Committee’s purview. Since its engagement a representative of Semler Brossy has attended meetings of the Committee and will continue to do so upon request. The Committee annually considers all factors relevant to Semler Brossy’s independence, as required by the Committee’s charter. Based on this review, the Committee determined that Semler Brossy is independent and free of conflicts of interest.
Benchmarking Peer Group
The Committee monitors the effectiveness of our executive compensation programs at least annually. For the compensation programs to be effective, the Committee believes that the compensation practices of other public real estate companies with which we compete for talent is one tool in assessing and determining pay for our executive officers. Semler Brossy assists the Committee with these analyses. The Committee uses benchmarking for informational purposes only. The median (50th percentile) serves as a reference point and indicator of competitive market trends and the Committee uses it as the starting point when setting our executive compensation, but the Committee also considers a number of other factors, including skills, experience, performance and future potential of each executive.
46 | AMH

The company’s peer group for 2023 compensation decisions is set forth in the following table. The peer group was based on similarities in industry sector, size (capitalization and assets) and underlying business fundamentals. In 2022, the Committee, based on the recommendation of Semler Brossy, revised the companies in the peer group to better reflect similarly sized REITs, adding AvalonBay Communities, Inc. and removing American Campus Communities, Inc. and Federal Realty.

Name	Property Focus

AvalonBay Communities, Inc.	Multi-family

Brixmor Property Group, Inc	Open-air shopping centers

Camden Property Trust	Multi-family

Douglas Emmett, Inc.	Class-A office Buildings and Apartment

Duke Realty	Industrial Properties

Essex Property Trust, Inc.	Multi-family

Extra Space Storage, Inc.	Self-Storage Properties

Host Hotels & Resorts, Inc.	Hotels

Hudson Pacific Properties, Inc.	Creative Office and Studio Properties

Invitation Homes	Single-family rental

Kilroy Realty Corporation	Premier Office Submarkets

Kimco Realty Corporation	Open-air shopping centers

MGM Growth Properties LLC	Large-Scale Destination Entertainment and Leisure Resorts

Mid-America Apartment Communities, Inc.	Multi-family

Park Hotels & Resorts, Inc.	Hotel Properties

Regency Centers Corporation	Open-air shopping centers

Sun Communities, Inc.	Manufactured Home and RV Communities

UDR, Inc.	Multi-family
Equity Grant Practices
Equity grants to all of our executive officers, including the NEOs, must be approved by the Committee, which consists entirely of independent trustees. Grants occur only at meetings or upon written actions of the Board or the Committee and are made effective as of the date of the meeting or written action or a future date if appropriate, such as in the case of a new hire. The Committee has delegated limited authority to Mr. Singelyn to approve equity awards to employees who are not executive officers.
Equity awards are not timed in coordination with the release of material non-public information. Awards are also subject to the terms of the 2021 Equity Incentive Plan. All awards of RSUs granted to date to employees under the 2021 Equity Incentive Plan vest over several years.
In general, the Committee considers equity awards for executive officers in connection with their annual performance review. In determining equity awards, our Committee considers, among other factors, input from other Board members and the independent compensation consultant, the company’s overall financial performance, operational achievements, including acquisitions and the recommendations of our Chief Executive Officer for the NEOs reporting to him.
Term of Employment
Each of our NEOs serves at the pleasure of our Board. We have not entered into employment agreements with any of our NEOs.
Retirement Savings Opportunities
All full-time employees, including our NEOs, are able to participate in a 401(k) Retirement Savings Plan (the “401(k) plan”), after a prescribed period of employment. We provide this plan to help our employees save for retirement in a tax efficient manner. Under the 401(k) plan, participating employees are eligible to defer a portion of their salary beginning the January 1 or July 1 that first follows the completion of six months of employment, and we make a matching contribution commencing six months after they are eligible to begin contributing to the 401(k) plan.
2024 Proxy Statement | 47

Health and Welfare Benefits
We provide to all full-time employees, including our NEOs, a competitive benefits package, which includes health and welfare benefits, such as medical, dental, short- and long-term disability insurance and life insurance benefits.
Tax and Accounting Considerations
Section 162(m) of the Code, as amended by the tax reform legislation known as the Tax Cuts and Jobs Act on December 22, 2017 (the “Tax Cuts and Jobs Act”) imposes a $1,000,000 limit on the annual deduction that may be claimed for compensation paid to each of the chief executive officer, the chief financial officer and certain other executive officers of the company (collectively, the “covered employees”). Certain compensation awarded prior to enactment of the Tax Cuts and Jobs Act may be excluded from the deduction limit under certain transition relief. The Internal Revenue Service has issued proposed regulations under Section 162(m) of the Code that would cause Section 162(m) to apply to us and other REITs that utilize an UPREIT structure, which have previously taken the position that Section 162(m) does not apply. Pursuant to the final regulations, the annual deduction limit under Section 162(m) applied to us with respect to compensation paid to our covered employees by our operating partnership after December 18, 2020.

While the Committee considers the tax and accounting impact of various forms of incentive compensation and compensation elements on the company’s financial statements, tax and accounting treatment is generally not the basis underlying the decision to award a particular form of compensation if the Committee deems the award the most appropriate incentive to achieve the company’s compensation goals.
Human Capital and Compensation Committee Report
The Human Capital and Compensation Committee of the Board of Trustees of AMH has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on this review and discussion, the Human Capital and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of AMH for the fiscal year ended December 31, 2023. This report is provided by the following independent trustees who comprise the Human Capital and Compensation Committee:

THE HUMAN CAPITAL AND COMPENSATION COMMITTEE

Douglas N. Benham, Chair
Winifred M. Webb
Jay Willoughby
Matthew R. Zaist
48 | AMH

Summary Compensation Table
The following table provides compensation information for our NEOs, including our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers who were employed on December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
David P. Singelyn Chief Executive Officer	2023	800,000	–	–	5,497,900	1,766,560	13,275	8,077,735
	2022	800,000	–	–	4,303,200	1,367,200	12,200	6,482,600
	2021	700,000	–	–	1,872,600	1,994,860	24,600	4,592,060
Bryan Smith Chief Operating Officer	2023	624,000	–	–	2,058,400	1,035,347	13,293	3,731,040
	2022	600,000	–	–	1,936,400	796,050	12,200	3,344,650
	2021	475,000	–	–	1,196,300	846,034	18,100	2,535,434
Christopher C. Lau Chief Financial Officer and Senior EVP	2023	624,000	–	–	2,058,400	1,036,246	13,276	3,731,922
	2022	600,000	–	–	1,936,400	796,050	12,200	3,344,650
	2021	475,000	–	–	1,196,300	846,034	11,600	2,528,934
Sara H. Vogt-Lowell Chief Legal Officer	2023	500,000	–	–	1,099,600	691,938	13,268	2,304,806
	2022	475,000	–	–	1,022,000	516,266	12,200	2,025,466
	2021	425,000	–	–	744,400	756,978	11,600	1,937,978
(1)RSU awards and PSU awards are valued at the grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. RSU awards are valued based on the closing share price on the NYSE of $34.47, $38.99 and $30.07 per share for Class A common shares on the date of grant for 2023, 2022 and 2021 grants, respectively. The payout of the PSU awards will be between 0% and 200% of target based on the achievement of both Core FFO growth goals and TSR relative to a group of peer companies. The portion of PSU awards linked to Core FFO growth goals (50%) was valued at $34.47, $38.99 and $30.07 per PSU award based on the closing share price on the NYSE on the grant date and assuming target level of performance for 2023, 2022 and 2021 grants, respectively. The portion of PSU awards linked to relative TSR (50%) was valued at $45.91, $48.84 and $39.60 per PSU award based on a multifactor Monte Carlo model for the performance period of January 1, 2023 to December 31, 2025, January 1, 2022 to December 31, 2024 and January 1, 2021 to December 31, 2023 using a valuation date share price of $34.47, $38.99 and $30.07 for 2023, 2022 and 2021 grants, respectively. Volatility and risk-free rate assumptions used in the multifactor Monte Carlo model are based on term structure and are disclosed in our Annual Report on Form 10-K. The following represents the aggregate grant date fair value for RSU awards and PSU awards granted in 2023 as well as the value of PSU awards at maximum vesting on the grant date.

	2023 RSU Awards ($)	2023 PSU Awards ($)	Total of RSUs and PSUs ($)	2023 PSU Awards Maximum ($)

David P. Singelyn	2,000,000	3,497,900	5,497,900	6,000,000

Bryan Smith	748,800	1,309,600	2,058,400	2,246,400

Christopher C. Lau	748,800	1,309,600	2,058,400	2,246,400

Sara H. Vogt-Lowell	400,000	699,600	1,099,600	1,200,000

(2) All Other Compensation consists of (i) car allowance payments of $13,000 in 2021 for Mr. Singelyn and $6,500 in 2021 for Mr. Smith, (ii) 401(k) plan contributions by the company of $13,200 to each named executive officer for 2023, $12,200 for 2022 and $11,600 for 2021, and (iii) imputed income related to the vesting of stock awards of $75, $93, $76 and $68 in 2023 for Mr Singelyn, Mr. Smith, Mr. Lau and Ms. Vogt-Lowell, respectively.
2024 Proxy Statement | 49

Grants of Plan Based Awards
The following table sets forth certain information relating to grants of plan based awards to the NEOs during the fiscal year ended December 31, 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Grant Date	Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)
David P. Singelyn
RSU Award	2/7/2023	–	–	–	–	–	–	58,022	2,000,000
PSU Award	2/7/2023	–	–	–	1,500,000	3,000,000	6,000,000	87,033	3,497,900
Annual Incentive	–	–	1,600,000	2,720,000	–	–	–	–	–
Bryan Smith
RSU Award	2/7/2023	–	–	–	–	–	–	21,724	748,800
PSU Award	2/7/2023	–	–	–	561,600	1,123,200	2,246,400	32,585	1,309,600
Annual Incentive	–	–	936,000	1,591,200	–	–	–	–	–
Christopher C. Lau
RSU Award	2/7/2023	–	–	–	–	–	–	21,724	748,800
PSU Award	2/7/2023	–	–	–	561,600	1,123,200	2,246,400	32,585	1,309,600
Annual Incentive	–	–	936,000	1,591,200	–	–	–	–	–
Sara H. Vogt-Lowell
RSU Award	2/7/2023	–	–	–	–	–	–	11,605	400,000
PSU Award	2/7/2023	–	–	–	300,000	600,000	1,200,000	17,407	699,600
Annual Incentive	–	–	625,000	1,062,500	–	–	–	–	–
(1)The amounts shown in these columns represent the range of possible incentive payouts based upon achievement of performance targets.
(2)Amounts reflect the fair value of RSUs and PSUs computed as of the grant date. For RSUs, the fair value is computed by multiplying the number of RSUs awarded by the fair market value of the company’s Class A common shares on the grant date. For PSUs, the fair value of the portion of awards linked to Core FFO growth goals is computed by multiplying the number of these PSU awards by the fair market value of the company's Class A common shares on the grant date while the fair value of the portion of awards linked to TSR relative to a group of peer companies is computed by multiplying the number of these PSU awards by the grant date fair value of $45.91 per share based on a multifactor Monte Carlo model.
50 | AMH

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information for each NEO with respect to the outstanding unvested equity awards as of the fiscal year ended December 31, 2023.

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Un-Exercisable (#) (1)	Option Exercise Price ($)	Option Expiration Dates	Number of Shares or Units of Stock that Have Not Vested (#) (2)	Market Value of Shares or Units of Stock that Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($) (3)

David P. Singelyn	1/28/2021	–	–	–	–	7,582	272,649	68,242	2,453,982

	2/1/2022	–	–	–	–	27,358	983,794	123,110	4,427,036

	2/7/2023	–	–	–	–	58,022	2,086,471	174,066	6,259,413

Bryan Smith	2/26/2015	50,000	–	16.48	2/26/2025	–	–	–	–

	2/25/2016	40,000	–	14.00	2/25/2026	–	–	–	–

	2/23/2017	20,000	–	23.38	2/23/2027	–	–	–	–

	2/22/2018	10,000	–	19.40	2/22/2028	–	–	–	–

	1/28/2021	–	–	–	–	7,482	269,053	29,930	1,076,283

	2/1/2022	–	–	–	–	12,311	442,704	55,400	1,992,184

	2/7/2023	–	–	–	–	21,724	781,195	65,170	2,343,513

Christopher C. Lau	2/22/2018	2,500	–	19.40	2/22/2028	–	–	–	–

	1/28/2021	–	–	–	–	7,482	269,053	29,930	1,076,283

	2/1/2022	–	–	–	–	12,311	442,704	55,400	1,992,184

	2/7/2023	–	–	–	–	21,724	781,195	65,170	2,343,513

Sara H. Vogt-Lowell	2/25/2016	15,000	–	14.00	2/25/2026	–	–	–	–

	2/23/2017	20,000	–	23.38	2/23/2027	–	–	–	–

	2/22/2018	7,500	–	19.40	2/22/2028	–	–	–	–

	1/28/2021	–	–	–	–	4,656	167,430	18,624	669,719

	2/1/2022	–	–	–	–	6,498	233,668	29,240	1,051,470

	2/7/2023	–	–	–	–	11,605	417,316	34,814	1,251,911
(1)All option awards vested ratably over a period of four years from the date of grant (February 26, 2015 for grants that expire on February 26, 2025; February 25, 2016 for grants that expire on February 25, 2026; February 23, 2017 for grants that expire on February 23, 2027 and February 22, 2018 for grants that expire on February 22, 2028).
(2) RSUs vest in three annual installments beginning one year from the date of grant.
(3)The value shown in this column assumes a price of $35.96 per share, the closing price for the company’s Class A common shares on the NYSE on December 31, 2023.
(4)Represents outstanding PSUs at the probable outcome as of December 31, 2023. The PSUs will vest upon achievement of the performance targets at the conclusion of the three-year performance period.
2024 Proxy Statement | 51

Option Exercises and Stock Vested in 2023
The following table provides information about options exercised by and RSU awards vested for the NEOs during the fiscal year ended December 31, 2023.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

David P. Singelyn	–	–	41,123	1,417,552

Bryan Smith	125,000	2,407,662	32,423	1,102,731

Christopher C. Lau	–	–	31,671	1,076,704

Sara H. Vogt-Lowell	–	–	20,766	704,221
(1)Value realized was calculated by multiplying the number of shares vested by the closing price of our Class A common shares on the NYSE on the vesting date of January 28, 2023, February 1, 2023 and February 4, 2023, for Messrs. Singelyn, Lau and Smith, and Ms. Vogt-Lowell and February 21, 2023 for Messrs. Lau and Smith and Ms. Vogt-Lowell.
Pension/Non-Qualified Deferred Compensation Plans
We do not maintain a pension plan or deferred compensation plan for any of our employees, including the NEOs.
Potential Payments Upon Termination or Change in Control
Payments Upon Termination
In February 2022, the Committee, after consultation with its independent compensation consultant, approved severance and change of control letter agreements with each of the NEOs which provide that, in the event of a termination by the company without cause or a resignation for good reason, each NEO will receive a lump sum severance payment of 100% of his or her annual base salary and target bonus (200% for the Chief Executive Officer) and the cost of COBRA health coverage for up to 12 months (up to 24 months for the Chief Executive Officer) until he or she is eligible for the health coverage of a subsequent employer.
Additionally, the following indicate our general practice:
•vested stock options following a voluntary termination of employment (other than for death or disability) must be exercised within three months following the individual’s last date of employment or are otherwise forfeited;
•unvested time-based RSUs and PSUs are forfeited (except in the case of death or disability or a qualifying retirement);
•payment of any amounts contributed by the participant and the company under the 401(k) plan; and
•accrued and unused vacation pay paid in a lump sum.
Payments Upon Death or Disability
In the event of the death or permanent and total disability of an NEO while employed by the company, the NEO will receive the 401(k) plan contributions noted above and accrued unused vacation pay, in addition to the following:
•all unvested outstanding stock options held by the NEO accelerate and vest as of the date of death or disability, as defined in the plan, and may be exercised during the one year period following the date of death, but prior to expiration of the option;
•all unvested time-based RSUs and restricted share grants held by the NEO accelerate and vest as of the date of death or disability, as defined in the plan;
•for all unvested PSUs, (i) if the termination date is prior to the end of the performance period, such awards will vest based on target performance (pro-rated for the number of days the NEO worked for the company during such period) and (ii) if the termination date is after the end of the performance period, such awards will vest based on actual performance; and
•the NEO will receive payments under the company’s life insurance program or disability plan, as applicable, similar to all other employees of the company.
Payments Upon Retirement
NEOs participate in our equity awards retirement policy on the same terms as other employees. The policy is intended to recognize long-tenured employees who have contributed to the growth and success of the company. Specifically, in the event of an NEO’s qualifying retirement, all unvested outstanding RSUs, PSUs and stock options held by the NEO that were granted will continue to vest on the schedule set forth on the award, and any vested option may be exercised during the one year period following the vesting, but prior to expiration of the option. A qualifying retirement is a voluntary termination other than for cause or as a result of death or disability where the NEO (i) is at least 55 years old and has
52 | AMH

provided service for at least five years, and the sum of the NEO’s age and total years of service is at least 70 (65 for Mr. Singelyn), and (ii) the NEO executes a customary non-compete or non-solicit agreement, if requested by the Committee or the Chief Executive Officer.
Payments Upon a Change in Control
The severance and change of control letter agreements with each of the NEOs provide that, in the event of a termination by the company without cause or a resignation for good reason within 2 years of a "change in control," each NEO will receive a lump sum severance payment of 200% of his or her annual base salary and target bonus (300% for the Chief Executive Officer) and the cost of COBRA health coverage for up to 24 months (up to 36 months for the Chief Executive Officer) until he or she is eligible for the health coverage of a subsequent employer.
The company’s 2021 Equity Incentive Plan provides that upon the occurrence of a “change in control” of the company in which provision is made in writing in connection with the “change in control” for continuation of the 2021 Equity Incentive Plan or substitution of new options, restricted shares, RSUs and PSUs, then the awards will continue without any accelerated vesting; provided, however, that if an award is assumed, continued or substituted upon the consummation of any “change in control” and the employment of the grantee with the company is terminated without cause within two years following the consummation of such “change in control,” such award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee will determine.

The company’s 2021 Equity Incentive Plan provides that upon the occurrence of a “change in control” of the company in which the applicable equity award is not continued, assumed or substituted:
•all outstanding unvested time-based RSUs and restricted share grants will vest immediately;
•all outstanding unvested stock options vest 15 days before consummation of such a change in control and are exercisable during such 15-day period, with such exercise conditioned upon and effective immediately before consummation of the change in control; and
•for unvested PSUs, (i) if less than half of the performance period has lapsed, such awards will be treated as though target performance has been achieved immediately prior to the occurrence of the “change in control,” and (ii) if at least half the performance period has lapsed, such awards will vest based on actual performance determined as of a date reasonably close to the date of the “change in control” as determined by the Human Capital and Compensation Committee in its sole discretion, or if actual performance is not determinable, such awards will be treated as though target performance has been achieved.
A “change in control” is defined in the 2021 Equity Incentive Plan to include:
•the dissolution or liquidation of the company or a merger in which the company does not survive;
•the sale of substantially all of the company’s assets;
•any transaction that results in any person or entity owning 50% or more of the combined voting power of all classes of our shares; or
•any transaction the Board specifies as a change in control.
2024 Proxy Statement | 53

The following table shows the estimated value of potential payments to our NEOs pursuant to (i) a qualifying termination, (ii) a change in control event (“CIC”) followed by a qualifying termination, (iii) a change in control event with no termination but in which equity awards are not continued, assumed or substituted, (iv) a qualifying retirement (only Mr. Singelyn was eligible for a qualifying retirement) or (v) death or disability, each as described above, assuming the event occurred as of December 31, 2023 and the acceleration of unvested equity awards assumes a closing market price of our Class A common shares on such date of $35.96.

Name	Compensation Element	Qualifying Termination, no CIC ($)	Qualifying Termination, CIC ($)	CIC Without Termination ($)	Qualifying Retirement ($)	Death or Disability ($)

David P. Singelyn	Cash Incentive (1)	4,800,000	7,200,000	–	–	–
	Continuation of Health Benefits (2)	14,700	22,000	–	–	–
	Value of Vesting of All Outstanding Unvested RSU Awards (3)	–	3,342,914	3,342,914	3,342,914	3,342,914
	Value of Vesting of All Outstanding Unvested PSU Awards (4)	–	6,570,216	6,570,216	6,570,216	6,570,216
	TOTAL	4,814,700	17,135,130	9,913,130	9,913,130	9,913,130
Bryan Smith	Cash Incentive (5)	1,560,000	3,120,000	–	–	–
	Continuation of Health Benefits (6)	24,000	48,000	–	–	–
	Value of Vesting of All Outstanding Unvested RSU Awards (3)	–	1,492,952	1,492,952	–	1,492,952
	Value of Vesting of All Outstanding Unvested PSU Awards (4)	–	2,705,990	2,705,990	–	2,705,990
	TOTAL	1,584,000	7,366,942	4,198,942	–	4,198,942
Christopher C. Lau	Cash Incentive (5)	1,560,000	3,120,000	–	–	–
	Continuation of Health Benefits (6)	32,600	65,200	–	–	–
	Value of Vesting of All Outstanding Unvested RSU Awards (3)	–	1,492,952	1,492,952	–	1,492,952
	Value of Vesting of All Outstanding Unvested PSU Awards (4)	–	2,705,990	2,705,990	–	2,705,990
	TOTAL	1,592,600	7,384,142	4,198,942	–	4,198,942
Sara H. Vogt-Lowell	Cash Incentive (7)	1,125,000	2,250,000	–	–	–
	Continuation of Health Benefits (6)	24,000	48,000	–	–	–
	Value of Vesting of All Outstanding Unvested RSU Awards (3)	–	818,414	818,414	–	818,414
	Value of Vesting of All Outstanding Unvested PSU Awards (4)	–	1,486,550	1,486,550	–	1,486,550
	TOTAL	1,149,000	4,602,964	2,304,964	–	2,304,964
(1)Represents 200% of annual base salary and target bonus for 2023 ($4,800,000) for a qualifying termination with no change in control and 300% of annual base salary and target bonus for 2023 ($7,200,000) for a qualifying termination with a change in control.
(2)Represents the projected cost of COBRA health coverage for a maximum of 24 months for a qualifying termination with no change in control and 36 months for a qualifying termination with a change in control as of December 31, 2023.
(3)Represents the number of outstanding RSUs multiplied by the closing price of the company’s Class A common shares on December 31, 2023, as applicable.
(4)Represents the number of outstanding PSUs at target multiplied by the closing price of the company’s Class A common shares on December 31, 2023, as applicable.
(5)Represents 100% of annual base salary and target bonus for 2023 ($1,560,000) for a qualifying termination with no change in control and 200% of annual base salary and target bonus for 2023 ($3,120,000) for a qualifying termination with a change in control.
(6)Represents the projected cost of COBRA health coverage for a maximum of 12 months for a qualifying termination with no change in control and 24 months for a qualifying termination with a change in control as of December 31, 2023.
(7)Represents 100% of annual base salary and target bonus for 2023 ($1,125,000) for a qualifying termination with no change in control and 200% of annual base salary and target bonus for 2023 ($2,250,000) for a qualifying termination with a change in control.

54 | AMH

CEO Pay Ratio
Presented below is the ratio of annual total compensation of our CEO, David P. Singelyn, to the annual total compensation of our median employee (excluding Mr. Singelyn). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
We selected the median employee in 2023 based on the 1,725 full-time, part-time, temporary and seasonal workers employed by the company or any of its consolidated subsidiaries as of December 31, 2023. In identifying our median employee, we calculated the annual total cash compensation/W-2 compensation of each employee as of December 31, 2023. Total cash compensation for these purposes included base salary, cash incentives and comparable cash elements of compensation in non-U.S. jurisdictions and was calculated using internal human resources/tax records, including Form W-2 information. We did not apply any cost-of-living adjustments as part of the calculation.
The 2023 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $8,077,735. The 2023 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $67,085. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2023 is 120 to 1.
Pay Versus Performance Tables
The following table sets forth information concerning the compensation paid to our CEO and to our other NEOs compared to company performance for the years ended December 31, 2023, 2022, 2021 and 2020.

Year	Summary Compensation Table Total Pay for CEO (1)(2) ($)	CAP to CEO (3) ($)	Average Summary Compensation Table Total Pay for Other NEOs (1)(2) ($)	Average CAP to Other NEOs (3) ($)	Value of Initial Fixed $100 Investment Based on:		GAAP Net Income (5) ($)	Core FFO per Share ($)
					TSR (4) ($)	Peer Group TSR (4) ($)

2023	8,077,735	11,292,640	3,255,922	4,459,905	146	114	432,142	1.66

2022	6,482,600	5,063,676	2,965,317	2,058,580	119	100	310,025	1.54

2021	4,592,060	6,624,511	2,551,105	3,919,810	169	132	210,559	1.36

2020	3,341,650	3,488,258	1,855,710	1,798,939	115	92	154,829	1.16
(1)For each year shown, the CEO was David P. Singelyn. For 2023, the other NEOs were Bryan Smith, Christopher C. Lau and Sara H. Vogt Lowell. For 2022 and 2021, the other NEOs were Jack Corrigan, Bryan Smith, Christopher C. Lau and Sara H. Vogt-Lowell. For 2020, the other NEOs were Jack Corrigan, Bryan Smith, Christopher C. Lau, Sara H. Vogt-Lowell and Stephanie G. Heim.
(2)The values reflected in this column reflect the “Total” compensation set forth in the Summary Compensation Table (“SCT”) on page 49. See the footnotes to the SCT for further detail regarding the amounts in this column.
(3)Compensation actually paid (“CAP”) is defined by the SEC and is computed in accordance with SEC rules by subtracting the amounts in the “Stock Awards” and “Option Awards” columns of the SCT for each year from the “Total” column of the SCT and then: (i) adding the fair value as of the end of the reported year of all awards granted during the reporting year that are outstanding and unvested as of the end of the reporting year; (ii) adding the amount equal to the change as of the end of the reporting year (from the end of the prior year) in fair value (whether positive or negative) of any awards granted in any prior year that are outstanding and unvested as of the end of the reporting year; (iii) adding the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the reporting year; (iv) subtracting, for any awards granted in any prior year that are forfeited during the reporting year, the amount equal to the fair value at the end of the prior year; and (v) adding the value of any dividends (or dividend equivalents) paid in the reporting year on unvested equity awards and the value of accrued dividends (or dividend equivalents) paid on performance awards that vested in the reporting year. The following tables reflect the adjustments made to SCT total compensation to compute CAP for our CEO and average CAP for our other NEOs.
CEO

Year	SCT Total Comp ($)	Minus SCT Equity Awards ($)	Plus Value of New Unvested Awards as of 12/31 ($)	Plus Annual Change in Value of Prior Year Awards that Remain Unvested ($)	Plus Change in Value from Prior Year End to Vesting Date for Awards that Vest During Year ($)	Minus Value of Forfeited Prior Years Awards ($)	Plus Dividends on Unvested Awards/Accrued Dividends ($)	Equals CAP ($)

2023	8,077,735	(5,497,900)	6,779,450	1,673,443	178,105	—	81,807	11,292,640
2024 Proxy Statement | 55

Other NEOs Average

Year	SCT Total Comp ($)	Minus SCT Equity Awards ($)	Plus Value of New Unvested Awards as of 12/31 ($)	Plus Annual Change in Value of Prior Year Awards that Remain Unvested ($)	Plus Change in Value from Prior Year End to Vesting Date for Awards that Vest During Year ($)	Minus Value of Forfeited Prior Years Awards ($)	Plus Dividends on Unvested Awards/Accrued Dividends ($)	Equals CAP ($)

2023	3,255,922	(1,738,800)	2,144,137	658,954	108,659	—	31,033	4,459,905
(4)Reflects the cumulative TSR of the company and the MSCI US REIT Index for the year ended December 31, 2020, the two years ended December 31, 2021, the three years ended December 31, 2022 and the four years ended December 31, 2023, assuming a $100 investment at the closing price on December 31, 2019 and the reinvestment of all dividends.
(5)Amounts in thousands.

Relationship of SEC CAP to Performance
The following graphs illustrate the relationship during 2020-2023 of the CAP to our CEO and the average CAP to our other NEOs (each as set forth in the table above), to (i) our cumulative TSR and the cumulative TSR of the constituent companies in the MSCI US REIT Index, (ii) our GAAP net income, and (iii) our Core FFO per share (in each case as set forth in the table above).

Compensation Actually Paid versus Total Shareholder Return
$15,000,000
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$0
Compensation Actually Paid
$200
$150
$100
$50
$0
Total Shareholder Return
FY 2020
FY 2021
FY 2022
FY 2023
CEO Compensation Actually Paid
Other NEOs Average Compensation Actually Paid
AMH TSR
Peer Goup TSR

56 | AMH

Compensation Actually Paid versus GAAP Net Income
Compensation Actually Paid
$15,000,000
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$0
Net Income (in millions)
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
FY 2020
FY 2021
FY 2022
FY 2023
CEO Compensation Actually Paid
Other NEOs Average Compensation Actually Paid
Net Income

Compensation Actually Paid versus Core FFO per Share
$15,000,000
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$0
Compensation Actually Paid
$1.80
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
Core FFO per Share
FY 2020
FY 2021
FY 2022
FY 2023
CEO Compensation Actually Paid
Other NEOs Average Compensation Actually Paid
Core FFO per Share

Financial Performance Measures. The most important financial performance measures used by the company in setting pay-for-performance compensation for the most recently completed fiscal year are listed in the table below. The manner in which these measures, together with certain non-financial performance measures, determine the amounts of incentive compensation paid to our NEOs is described above in the “Compensation Discussion and Analysis” section.

Significant Financial Performance Measures

Core FFO Growth

Relative TSR (compared to the benchmarking peer group and constituents in the FTSE NAREIT Residential Index)
2024 Proxy Statement | 57

Proposal 3

Advisory Vote to Approve Compensation of Named Executive Officers

58 | AMH

2024 Proxy Statement | 59

Pursuant to Section 14A(a)(1) of the Exchange Act, we are including in these proxy materials a separate resolution, subject to shareholder vote, to approve, in a non-binding advisory vote, the compensation of our NEOs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. The advisory vote will be presented on an annual basis unless otherwise disclosed.
At the 2023 Annual Meeting of Shareholders, approximately 96.9% of the votes cast on this proposal were voted in favor of the company’s executive compensation. The Human Capital and Compensation Committee considered the results of the shareholder vote in making its compensation decisions for our NEOs. Additionally, at the 2022 Annual Meeting of Shareholders, approximately 94.3% of the votes cast on this proposal were voted in favor of the company’s executive compensation.
You are encouraged to carefully review the Compensation Discussion and Analysis section as well as the information contained in the compensation tables and accompanying narrative discussion contained in this proxy statement.
As described more fully in the Compensation Discussion and Analysis section, our compensation philosophy and practices seek to pay for performance and align shareholder and executive interests.
Accordingly, we are asking our shareholders to indicate their support for the compensation of our NEOs as disclosed in this proxy statement by voting “FOR” the following resolution:
“RESOLVED, that the shareholders of AMH approve, on an advisory basis, the compensation paid to the company’s named executive officers, as disclosed in this proxy statement for the Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables.”
The vote on the compensation of our NEOs is advisory and non-binding on the company. However, the Human Capital and Compensation Committee, which is responsible for designing and administering the company’s executive compensation programs, will consider the outcome of the vote when making future compensation decisions regarding our NEOs. We will conduct the next advisory vote on executive compensation at the 2025 Annual Meeting of Shareholders.
60 | AMH

Certain Relationships and Related Party Transactions

Related Party Transaction Approval Policy and Procedures	2023 Related Party Transactions

We have adopted a written policy for the review and approval of related party transactions requiring disclosure under Item 404(a) of Regulation S-K. This policy provides that either the Audit Committee or our full Board is responsible for reviewing and approving or disapproving all interested transactions, meaning any transaction, arrangement or relationship in which (1) the amount involved may be expected to exceed $120,000 in any fiscal year, (2) the company or one of our subsidiaries will be a participant and (3) a related person has a direct or indirect material interest. A related person is defined as an executive officer, trustee or nominee for election as trustee, or a greater than 5% beneficial owner of our common shares, or an immediate family member of the foregoing. The policy may deem certain interested transactions to be pre-approved. The Related Party Transaction Policy is available at www.amh.com under “Investor Relations”.
Mr. Corrigan’s brother-in-law, Tom Maloney, is an employee of the company and received compensation during 2023 valued at $247,000. Mr. Corrigan’s daughter, Kelly Corrigan, is an employee of the company and received compensation during 2023 valued at $127,098. Other than the transactions described in this section, which were each approved under the Related Party Transaction Policy, we have not participated in any other transactions with a related party since the beginning of 2023.

Delinquent Section 16(a) Reports
Our trustees, executive officers and persons who beneficially own more than 10% of our common stock must report their initial ownership of our equity securities and any subsequent changes in that ownership to the SEC. The SEC has established specific due dates for these reports, and we must disclose in this proxy statement any late filings during 2023. To our knowledge, based solely on our review of the copies of such reports filed electronically with the SEC for 2023 and the written responses to annual directors’ and officers’ questionnaires that no other reports were required, all of these reports were timely filed during and with respect to 2023, except for a late Form 4 related to the purchase of preferred shares by Mr. Corrigan.
2024 Proxy Statement | 61

General Information About the Annual Meeting
Date, time and place of the Annual Meeting: The Annual Meeting will be held on Friday, May 10, 2024 at 9:00 a.m., Pacific Time. The Annual Meeting will be held in virtual-only format. You may attend the meeting virtually or by proxy. You will be able to attend and participate in the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/AMH2024.
Purpose of this proxy solicitation: We are providing these proxy materials on behalf of the Board to ask for your vote and to solicit your proxies for use at our Annual Meeting or any adjournments or postponements thereof. We have delivered and made these materials available to you on the Internet because you were a shareholder as of March 15, 2024, the Record Date fixed by the Board, and are therefore entitled to receive notice of the Annual Meeting and to vote on matters presented at the meeting.
Availability of proxy statement and annual report: All shareholders receiving this proxy statement should have also received a paper copy or access to an electronic copy of the 2023 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2023. Additional copies are available at: www.amh.com under “Investor Relations.” The company will furnish any shareholder with a paper copy of the 2023 Annual Report on Form 10-K, excluding exhibits, without charge, upon a written request to: Investor Relations, AMH, 280 Pilot Road, Las Vegas, Nevada 89119. Copies of exhibits will be provided at a copying charge of $0.20 per page to reimburse us for a portion of the cost.
Who can vote: Only shareholders of record at the close of business on the Record Date of March 15, 2024 will be entitled to vote at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting. On the Record Date, approximately 365,686,971 of the company’s Class A common shares and 635,075 Class B common shares were issued and outstanding. Holders of Class A common shares and Class B common shares vote together on the matters for the election of trustees, ratification of the appointment of the company’s independent registered public accounting firm and approval, on an advisory basis, of the compensation of our NEOs. If your shares are held in the name of a bank, broker, trustee or other nominee, you may vote your shares at the virtual meeting only if you obtain a legal proxy from your brokerage firm, bank or other nominee.
Voting Rights: Each holder of Class A common shares is entitled to one vote per share. Our charter does not permit cumulative voting.
Each holder of Class B common shares is entitled to fifty votes per share. The Class B shares were issued when the company was organized to provide voting rights to holders of non-voting units in the company’s operating partnership corresponding with their equity ownership. In connection with certain transactions where 48,119,891 operating partnership units were issued for the contribution of assets to the company, the Hughes Family received 635,075 Class B shares at a ratio of one Class B share for every 49 operating partnership units received and all Class B shares are currently held by an affiliate of the Hughes Family, HF LLC. At the option of HF LLC, the operating partnership units may be converted into an equivalent number of Class A common shares. To the extent HF LLC converts the operating partnership units, the Class B common shares automatically convert into Class A common shares on a one-for-one basis, which supports alignment between the Hughes Family’s equity ownership and their voting rights.
As of the Record Date for the Annual Meeting, including their ownership of common shares and operating partnership units, the Hughes Family owns approximately 22.4% of the company on a fully diluted basis. Including their Class B shares, the Hughes Family holds approximately 19.3% of the eligible votes for the Annual Meeting, which is less than their ownership in the company.
How votes are counted: Provided that shareholders entitled to cast at least a majority of all the votes entitled to be cast at the Annual Meeting are present virtually or by proxy at the Annual Meeting, each matter may be approved as follows:
•Proposal 1 (Trustee Election) – For the election of trustees, the trustee nominees who receive an affirmative majority of the votes cast (i.e., the number of votes cast “for” a trustee nominee must exceed the number of votes cast “against” that nominee) at the Annual Meeting will be elected as trustees of the company. Common shares not voted (whether by abstention, broker non-vote or otherwise) will not affect the vote. Our charter does not permit cumulative voting in the election of our trustees.
•Proposal 2 (EY Ratification) – The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of our common shares is required to approve Proposal 2. Common shares not voted (whether by abstention or otherwise) will not affect the vote. For purposes of the foregoing, a majority of the votes cast means that the number of votes that are cast and are voted “for” the resolution must exceed the number of votes that are voted “against” the resolution.
62 | AMH

•Proposal 3 (Say-on-Pay) – The advisory vote on executive compensation in Proposal 3 is non-binding, however, the Human Capital and Compensation Committee will consider and take into account the voting results in making future executive compensation decisions. The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of our common shares is required to approve Proposal 3. Common shares not voted (whether by abstention, broker non-vote or otherwise) will not affect the vote. For purposes of the foregoing, a majority of the votes cast means that the number of votes that are cast and are voted “for” the resolution must exceed the number of votes that are voted “against” the resolution.
Trustee nominees who do not receive a majority of the votes cast: If a nominee who is currently serving as a trustee is not re-elected, Maryland law provides that the trustee would continue to serve on the Board as a “holdover” trustee.
Under our Corporate Governance Guidelines, each trustee nominee who does not receive the required majority vote for election must submit a resignation. The Nominating and Corporate Governance Committee would then make a recommendation to the Board about whether to accept or reject the resignation or take other action. The Board would act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the date the election results were certified. If a trustee’s resignation is accepted by the Board, the Board may fill the resulting vacancy or decrease the size of the Board as provided in our bylaws.
How to vote:
If you attend the Annual Meeting: Shares held in your name as the shareholder of record may be voted at the virtual Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record may be voted at the virtual Annual Meeting only if you obtain a legal proxy from the bank, broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Attendance at the Annual Meeting is limited to shareholders (or their authorized representatives) as of March 15, 2024.
If you don’t attend the Annual Meeting: Whether you hold shares directly as the shareholder of record or through a bank, broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy:
•By Internet – Shareholders may submit votes over the Internet by following the instructions on the proxy card or voting instruction form. Internet voting is available 24 hours a day until 11:59 p.m. Eastern Time on the day before the Annual Meeting.
•By Telephone – If provided on your proxy card or voting instruction form, you may submit votes over the telephone by following the instructions on the proxy card or voting instruction form. When voting, you will need to have available the control number that appears on the card or form. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern Time on the day before the Annual Meeting.
•By Mail – Shareholders may submit votes by mail by completing, signing and dating the proxy card or voting instruction form and mailing it in the accompanying pre-addressed postage-paid envelope.
How proxies will be voted: If you grant a proxy and do not revoke it before the applicable voting deadline, the persons designated as proxies will vote the common shares represented thereby, if any, in the manner specified. If you are a shareholder of record and grant a proxy but do not indicate how your shares should be voted on a matter, the common shares represented by your properly completed proxy will be voted (1) “FOR” the election of each of the Board’s twelve nominees for trustee, (2) “FOR” the ratification of the appointment of EY as our independent registered public accounting firm for fiscal year 2024, (3) “FOR” approval of the compensation of our NEOs and (4) in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting.
If you hold shares through a broker or nominee and do not provide the broker or nominee with specific voting instructions, under the rules that govern brokers or nominees in such circumstances, your broker or nominee will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result:
•Your broker or nominee will not have the authority to exercise discretion to vote such shares with respect to Proposals 1 and 3 because NYSE rules treat these matters as non-routine.
•Your broker or nominee will have the authority to exercise discretion to vote such shares with respect to Proposal 2 because the matter is treated as routine under the NYSE rules.
Broker non-votes will not be counted as votes cast with respect to any proposal and, as a result, will have no effect on the outcome of the vote of any proposal.
Changing your vote: You may change your vote before the vote at the Annual Meeting in accordance with the following procedures. If you are the shareholder of record, you may change your vote (1) by mailing a new proxy card or voting instruction form bearing a later date (which automatically revokes the earlier proxy), (2) by submitting a later dated vote over the Internet or by telephone, (3) by providing a written notice of revocation to the Secretary at AMH, 280 Pilot Road, Las Vegas, Nevada 89119, prior to your shares being voted or (4) by attending the Annual Meeting and voting virtually.

2024 Proxy Statement | 63

Virtual attendance at the Annual Meeting alone will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a bank, broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee in accordance with their instructions, or, if you have obtained a legal proxy from your bank, broker, trustee or other nominee giving you the right to vote your shares, by attending the meeting and voting virtually.
Quorum to conduct business at the Annual Meeting: A quorum is required to hold the Annual Meeting. The presence at the Annual Meeting virtually or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker non-vote occurs with respect to a proposal when a broker, trustee or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of shareholders but is not permitted to vote on other proposals without instructions from the beneficial owner and the beneficial owner fails to provide the nominee with such instructions. If the shareholders present or represented by proxy at the Annual Meeting represent less than a majority of all the votes entitled to be cast at the Annual Meeting, the Annual Meeting may be adjourned to a later date for the purpose of obtaining a quorum.
If additional matters are presented at the meeting: Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, David P. Singelyn and Sara H. Vogt-Lowell, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If any of our nominees is not able to serve for any reason or for good cause will not serve as a candidate for trustee, the persons named as proxy holders will vote any shares represented by your proxy for such other candidate or candidates as may be nominated by the Board.
The inspector of elections: The inspector of elections will be a representative from Broadridge.
Contacting our transfer agent: Please contact our transfer agent at the phone number or address listed below, with questions concerning shares, dividend checks, transfer of ownership or other matters pertaining to your share account: American Stock Transfer & Trust Company, Shareholder Services, 6201 15th Avenue, Brooklyn, NY 11219, phone number: (800) 937-5449 or (718) 921-8124.
Costs of this proxy solicitation: We will pay the cost of soliciting proxies. In addition to solicitation by mail, certain trustees, officers and regular employees of the company and its affiliates may solicit the return of proxies by telephone or personal interview. To the extent that our trustees, officers or other employees participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation.
Deadlines for receipt of shareholder proposals: Any shareholder proposal (including nominations for trustee) pursuant to SEC Rule 14a-8 intended to be presented at the 2025 Annual Meeting of Shareholders and included in the company’s 2025 proxy statement must be received by us at our executive offices no later than November 29, 2024. Any such proposal should be sent to the attention of our Secretary at the address noted below and must meet the requirements of the SEC rules and our bylaws.
In addition, pursuant to the advance notice provision in the company’s bylaws, notice of any proposal that a shareholder wishes to propose for consideration at the 2025 Annual Meeting of Shareholders (including nominations for trustee), but does not seek to include in the company’s 2025 proxy statement, must be delivered to the company no earlier than October 30, 2024 and no later than 5:00 p.m., Pacific Time, on November 29, 2024 if the shareholder wishes for the company to describe the nature of the proposal in the company’s 2025 proxy statement as a condition to exercising its discretionary authority to vote proxies on the proposal. Any shareholder proposals or notices submitted to the company for the 2025 Annual Meeting of Shareholders should be addressed to: Secretary, AMH, 280 Pilot Road, Las Vegas, Nevada 89119.
In addition to satisfying the foregoing advance notice requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than March 11, 2025.
Other Matters: The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, the persons named in the accompanying proxy will vote the common shares represented by the proxy in accordance with their best judgment on such matters.
Householding: If you share an address with one or more other shareholders, you may have received notification that you will receive only a single copy of the 2023 Annual Report and proxy statement for your entire household unless you have notified us that you wish to continue receiving individual copies. This practice, known as “householding,” is designed to reduce printing and mailing costs. If you would like to revoke your consent to “householding,” or if you are receiving multiple copies at your address and would like to enroll in “householding,” please submit your request to Secretary, AMH, 280 Pilot Road, Las Vegas, Nevada 89119, or call us at (805) 413-5300. If you own your shares in “street name,” please contact your broker, bank, trustee or other intermediary to make your request.
64 | AMH

AMERICAN HOMES 4 RENT 280 PILOT ROAD LAS VEGAS, NV 89119
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 9, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/AMH2024
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 9, 2024. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V36436-P07172	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

American Homes 4 Rent

The Board of Trustees recommends you vote FOR the following:

1.	Election of Trustees

	Nominees:		For	Against	Abstain	The Board of Trustees recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

	1a.	Matthew J. Hart	☐	☐	☐

	1b.	David P. Singelyn	☐	☐	☐	2.	Ratification of the Appointment of Ernst & Young LLP as American Homes 4 Rent’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024.	☐	☐	☐

	1c.	Douglas N. Benham	☐	☐	☐

	1d.	Jack Corrigan	☐	☐	☐

	1e.	David Goldberg	☐	☐	☐

	1f.	Tamara H. Gustavson	☐	☐	☐

	1g.	Michelle C. Kerrick	☐	☐	☐	3.	Advisory Vote to Approve American Homes 4 Rent’s Named Executive Officer Compensation.	☐	☐	☐

	1h.	James H. Kropp	☐	☐	☐

	1i.	Lynn C. Swann	☐	☐	☐

	1j.	Winifred M. Webb	☐	☐	☐	NOTE: In their discretion, the proxies may vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

	1k.	Jay Willoughby	☐	☐	☐

	1l.	Matthew R. Zaist	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to be Held on May 10, 2024:
The Notice of Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com.

V36437-P07172

AMERICAN HOMES 4 RENT
Annual Meeting of Shareholders
May 10, 2024 9:00 AM PT
This proxy is solicited by the Board of Trustees
The shareholder(s) hereby appoint(s) David P. Singelyn and Sara H. Vogt-Lowell, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of AMERICAN HOMES 4 RENT that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held online at 9:00 AM Pacific Time on May 10, 2024, at www.virtualshareholdermeeting.com/AMH2024, and any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted for the election of all nominees listed on the reverse side and in favor of proposals 2 and 3.
Continued and to be signed on reverse side